Exhibit 10.2

EXECUTION VERSION

AIRCRAFT LEASE AGREEMENT

[VIRGIN/NPA MSN 6965]

dated as of October 5, 2015

between

VX 2015 LLC

as Lessor

and

VIRGIN AMERICA INC.

as Lessee

Certain rights, title and interests of the Lessor in and to this Lease Agreement have been, or will be, assigned to and are, or will be, subject to a security interest in favor of Bank of Utah (the “Security Trustee”) as security trustee for the Secured Parties (as defined in a Mortgage and Security Agreement dated as of the date hereof between Lessor and the Security Trustee). This Lease Agreement has been executed in multiple counterparts. The counterpart to be deemed the Original Counterpart contains a receipt therefor executed by the Security Trustee on its signature page. To the extent that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), a security interest in this Lease Agreement may be perfected only by the transfer of possession of that Original Counterpart.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

SCHEDULE 1	-	Permitted Sublessees
EXHIBIT I	-	Form of Lease Supplement
APPENDIX A	-	Definitions

iii

AIRCRAFT LEASE AGREEMENT [VIRGIN/NPA MSN 6965]

THIS AIRCRAFT LEASE AGREEMENT [VIRGIN/NPA MSN 6965] dated as of October 5, 2015 (this “Lease”) is between VX 2015 LLC, as lessor (“Lessor”) and VIRGIN AMERICA INC., a corporation organized under the laws of the State of Delaware, as lessee (“Lessee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement Assignment, Lessor will acquire certain rights under the Purchase Agreement in respect of the Aircraft;

WHEREAS, pursuant to the terms and conditions of this Lease, Lessor has agreed to lease the Aircraft to Lessee; and

WHEREAS, Lessee is a certificated air carrier duly authorized by the FAA to operate aircraft, including, without limitation, the Aircraft, in commercial passenger air transportation.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Unless the context otherwise requires, (a) capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes of this Lease and (b) the rules of construction and interpretation shall be as set forth in Appendix A hereto for all purposes of this Lease. In addition, the following terms shall have the following meanings:

“Obsolete Part Amount” means, in respect of the Aircraft, $780,000, escalated annually on January 1st of each year (commencing January 1, 2016) by 4.0% per annum.

Section 2. Agreement to Lease.

(a) Delivery. Lessor hereby agrees on the Delivery Date, subject to (i) the purchase of the Aircraft to be delivered on the Delivery Date by Lessor in accordance with the Note Purchase Agreement and pursuant to the Purchase Agreement and the Purchase Agreement Assignment, (ii) the satisfaction or waiver of the conditions with respect to the Aircraft set forth or referred to in Section 4 of the Note Purchase Agreement and (iii) Section 2(d) below, to deliver to and lease to Lessee hereunder, and Lessee hereby agrees, subject to the foregoing and the satisfaction of the conditions set forth in Section 4 of the Note Purchase Agreement, to accept delivery of, and to lease from Lessor hereunder, the Aircraft, whereupon the Term for the Aircraft shall commence. Lessee acknowledges and agrees that at all times during the relevant Term, title to the Aircraft (including the Aircraft Documentation) shall remain vested in Lessor.

(b) Acceptance. Lessor hereby appoints Lessee or Lessee’s designee as its attorney-in-fact to accept delivery of the Aircraft under the Purchase Agreement. Lessee hereby agrees that the execution of a Lease Supplement in the form of Exhibit I hereto for the Aircraft shall be deemed to constitute acceptance of the Aircraft (“as-is”, “where-is”) by Lessee under this Lease.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(c) Cape Town Convention. The parties hereto agree that for all purposes of the Cape Town Convention, upon execution of a Lease Supplement for the Aircraft (i) this Lease, together with such Lease Supplement, will constitute a separate International Interest under the Cape Town Convention with respect to the Airframe and each Engine identified in such Lease Supplement, (ii) each of the Airframe and Engines identified in the Lease Supplement constitutes an Aircraft Object under the Cape Town Convention and (iii) this Lease, together with such Lease Supplement, will constitute an agreement for the registration of the Airframe and each Engine identified therein.

(d) Commitment Termination. Notwithstanding anything to the contrary herein, if Delivery of the Aircraft shall not have occurred by the Commitment Termination Date, this Lease shall terminate, and the Lessee shall pay to the Lessor on the Commitment Termination Date an amount equal to all accrued and unpaid Rent (including, without duplication, any amounts necessary to enable Lessor to meet its obligations under the Operative Documents in respect of any termination of the associated financing pursuant to the Note Purchase Agreement).

(e) Finance Lease Matters.

(i) Granting Clause. In order to secure the Obligations, Lessee hereby irrevocably grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lessor a security interest in all Lessee’s right, title and interest in, to and under the Aircraft and all proceeds thereof, such proceeds to have the broadest meaning possible in accordance with the Uniform Commercial Code as adopted by the State of New York and as amended therein from time to time. Lessee hereby specifically authorizes Lessor to execute in its name and to file any and all financing statements, continuation statements, amendments and other documents as may from time to time be necessary or desirable to perfect any security interest in favor of Lessor granted by Lessee now or hereafter in the Aircraft included within any Lease Supplement. Any execution on filing of any financing statement by Lessor pursuant to this paragraphs is hereby ratified and confirmed in all respects.

(ii) Release. Upon (or at any time after) this Lease shall be terminated and there shall have been paid in full all amounts owing hereunder, and provided that there shall be no Default Event continuing after giving effect to such payment, the Lessee may direct the Lessor to execute and deliver to or as directed in writing by the Lessee an appropriate instrument or instruments prepared by the Lessee and reasonably satisfactory to the Lessor releasing the Aircraft from the lien of this Lease and the Lessor shall execute and deliver such instruments as aforesaid and give written notice thereof to such Persons as the Lessee may reasonably request.

(iii) Finance Lease. This Lease is a finance lease. The parties hereto recognize and agree that the Lessee shall be deemed to be the owner (but not the title owner) of the Aircraft for all commercial, accounting, FAA and tax purposes.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

Section 3. Term and Rent.

(a) Term. Subject to acceptance of the Aircraft as provided in Section 2, Lessee hereby leases from Lessor the Aircraft for the Term applicable thereto.

(b) Initial Rent; Basic Rent. Lessee agrees to pay or cause to be paid on the Delivery Date the Initial Rent in Dollars. In addition, Lessee agrees to pay Lessor rent in Dollars for the Aircraft in arrears on each Payment Date occurring during the Term applicable thereto, in each case in an amount equal to the Basic Rent for the Aircraft. For all purposes of this Lease Agreement, the Basic Rent payable on each Payment Date occurring during the Term applicable thereto shall be equal to the sum of (x) the “Principal Component” set forth in Schedule I to the Lease Supplement for the Aircraft for such Payment Date and (y) the “Interest Component” set forth in Schedule I to the Lease Supplement.

Each installment of Basic Rent in respect of the Aircraft payable on any Payment Date shall in all events be in an amount that is at least equal to the amount of the scheduled principal of, and interest on, the Notes relating to the Aircraft on such Payment Date.

(c) Supplemental Rent. Lessee shall pay all Supplemental Rent to Lessor or to such other Person to whom such amount may be owed under the Operative Documents promptly as the same shall become due and owing and in the currency (whether Dollars or another currency) in which the same is due and owing. Lessee will also pay interest on demand to the recipient entitled thereto, as Supplemental Rent, to the extent permitted by applicable law, at a rate per annum equal to the applicable Post-Default Rate on any part of any installment of Basic Rent not paid when due for the period from and including the due date thereof to but excluding the date on which the same is paid in full and, in the case of payment to any of the Lessor, any Purchaser and the Security Trustee, on any payment of Supplemental Rent payable but not paid when due for the period from and including the due date thereof to but excluding the date on which the same is paid in full. For the avoidance of doubt, Supplemental Rent shall include all Commitment Fees, Prepayment Fee, and Break Amount due and payable under the Note Purchase Agreement in respect of the Notes and all other amounts, other than the principal of and interest on the Notes, payable by the Owner under the Note Purchase Agreement and the other Operative Documents.

(d) Manner of Payment. All Rent and other sums payable hereunder shall be paid by 1:00 p.m. (New York City time) on the date payment is due, in Dollars (or, in the case of any Supplemental Rent denominated in a currency other than Dollars, in the relevant currency) and in immediately available funds (or such other funds as are from time to time customary for the settlement of international banking transactions in Dollars or other relevant currency in New York City or other relevant jurisdiction of such other currency). If any sum payable hereunder falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day; provided that, in the case of Basic Rent payable on a Payment Date, if by virtue of such extension such payment would fall in the next succeeding month, such sum shall be payable on the next preceding Business Day. All payments of Rent to Lessor and all other amounts payable hereunder by Lessee to Lessor shall be paid to the Payment Office (or such other account as Lessor, with the prior written consent of the Security Trustee, may specify from time to time in writing not less than ten Business Days prior to the date on which the relevant amount is payable).

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(e) Early Termination Option. Provided that neither this Lease nor the Term has otherwise terminated, Lessee may, by not less than five Business Days’ prior written notice delivered to Lessor (which notice shall be irrevocable), request that Lessor prepay in full the Notes on the Business Day specified in such notice (the “Voluntary Termination Date”). In such event, Lessor shall promptly give notice of its election to prepay the relevant Notes on such date as shall be agreed by Lessee and Lessor. On the Voluntary Termination Date, the Lessee shall pay or cause to be paid (A) in the case of the preceding clause (x), an amount sufficient to permit Lessor to pay the Note Value as of such date, together with all accrued but unpaid Rent and all other amounts then due and payable by Lessee under the Operative Documents and (B) in the case of the preceding clause (y), an amount sufficient to permit Lessor to pay the aggregate of the Note Values as of such date, together with all accrued but unpaid Rent, if any, and all other amounts then due and payable by Lessee under the Operative Documents. As a condition to the purchase of the Aircraft pursuant to the foregoing, the outstanding principal and interest on the Notes, together with all other amounts then due and payable hereunder and under the other Operative Documents, shall have been (or shall concurrently be) paid in full. Upon payment in full of the amounts payable under this Section 3(e) in respect of the Aircraft, the Term for the Aircraft shall end, and Lessor shall transfer title to the Aircraft to Lessee or its designee in accordance with Section 5(b).

(f) Note Acceleration; Mandatory Prepayment. If the Notes are expressed to become due and payable or become due and payable in full, upon payment in full of the amounts payable in respect thereof under the Operative Documents, the Term shall end and Lessor shall transfer title to the Aircraft to Lessee or its designee in accordance with Section 5(b) hereof.

(i) If for any reason whatsoever the Notes are expressed to become due and payable or become due and payable in full under any provision of the Operative Documents, including by reason of a mandatory prepayment under Section 3(g)(ix) of the Note Purchase Agreement, then on the date on which such Notes are expressed to become due and payable or become due and payable in full by Lessor thereunder, Lessee shall pay or cause to be paid, on behalf of Lessor, to the Person entitled thereto in accordance with the terms of the Operative Documents the sum of (A) an amount sufficient to satisfy, in full, Lessor’s obligation to pay the relevant Note Value applicable to such date, (B) any accrued but unpaid Rent (including, without limitation, amounts corresponding to accrued interest on such Notes through the date of prepayment) and (C) all other amounts then due and payable by Lessee under this Lease and the other Operative Documents. Upon payment in full of the amounts payable under this Section 3(f)(i) in respect of the Aircraft, the Term shall end and Lessor shall transfer title to the Aircraft to Lessee or its designee in accordance with Section 5(b).

(ii) In the event that Lessor is obliged to or becomes obliged to prepay any part the Notes under the Operative Documents in a circumstance where the whole of such Notes is not due and payable, then Lessee shall on the date which Lessor is obliged to make the relevant prepayment thereunder pay or cause to be paid, on behalf of Lessor, to the Person entitled thereto in accordance with the terms of the Operative Documents an amount equal to the amount necessary for Lessor to satisfy the obligation to prepay the relevant amount of the prepayment to be paid by Lessor under the Operative Documents and all other amounts then due and payable by the Lessor in respect of such prepayment. Any payment made pursuant to the preceding sentence shall (as it relates to principal) correspondingly reduce the related Note Value. Promptly following any payment by Lessee pursuant to this Section 3(f)(ii), the Purchasers shall prepare revised schedules in substitution for the then current schedules to this Lease. Such revised schedules shall be prepared on the same basis as the schedules prepared in accordance with the Note Purchase Agreement to reflect that the payment of Basic Rent and Note Value with respect to the Aircraft under this Lease shall each be in an amount which is sufficient to repay the Notes and interest thereon under the Note Purchase Agreement. The revised schedules shall be submitted to each of Lessor and Lessee for approval (which approval shall not be unreasonably withheld or delayed). Following approval by such parties, the revised schedules shall be substituted for the then existing schedules and henceforth all payments to be made by Lessee under this Lease shall be made in accordance with such substituted schedules.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(g) Absolute Obligation. The obligation of Lessee to pay Rent hereunder shall be absolute and unconditional as more fully set forth in Section 11.

(h) No Deductions or Withholdings.

(i) All payments by Lessee under or in connection with this Agreement shall be made in full without any deduction or withholding for or on account of any Taxes unless a deduction or withholding is required by any applicable law, in which event the Lessee shall:

(1) ensure that the deduction or withholding does not exceed the minimum amount legally required;

(2) in relation to any payment to a Lessor or an Indemnitee (each, a “Tax Indemnitee”), pay to such Tax Indemnitee immediately the additional amount that will result in the net amount received by that Tax Indemnitee being equal to the amount which would have been received by that Tax Indemnitee had no such deduction or withholding for Indemnified Taxes been made;

(3) pay to the relevant Governmental Authority within the period for payment permitted by any applicable law the minimum amount of the deduction or withholding required by law; and

(4) when requested to do so by such Tax Indemnitee, provide to such Tax Indemnitee, within the period for payment permitted by any applicable law, an official receipt or copy of an official receipt (if available) of the relevant Governmental Authority for all amounts deducted or withheld, or if such receipts are not issued by the relevant Governmental Authority, a certificate of deduction or any other evidence of the relevant deduction or withholding reasonably requested by such Tax Indemnitee.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(ii) Lessee shall promptly upon becoming aware that it must make a withholding or deduction from any payment required to be made by it under this Agreement or other Operative Document (or that there is any change in the rate or the basis of a withholding or deduction), notify the affected Tax Indemnitee in writing accordingly.

(iii) Each Tax Indemnitee and Lessee shall timely furnish a duly executed IRS Form W-9 or an applicable IRS Form W-8 and shall co-operate in completing any procedural formalities necessary for such Tax Indemnitee and Lessee to obtain authorization to make each payment without deduction or withholding, or, if not possible, to the extent possible at the cost and expense of Lessee.

Section 4. Lessor’s Disclaimer of Warranties; Treatment of Manufacturer’s Warranties.

(a) Disclaimer. Subject to Section 4(b), Lessee acknowledges and agrees that (A) the Aircraft is of a size, design, capacity and manufacture selected by and acceptable to Lessee and (B) Lessee is satisfied that the Aircraft is suitable for its purposes. NONE OF LESSOR, ANY PURCHASER OR THE SECURITY TRUSTEE SHALL MAKE OR GIVE OR SHALL BE DEEMED TO HAVE MADE OR GIVEN AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, AS TO (I) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS OF, OPERATION OF, OR THE QUALITY OF THE MATERIAL OF OR WORKMANSHIP IN, OR TITLE TO, OR ANY DEFECT IN, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER, (II) THE MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LESSOR, ANY PURCHASER OR THE SECURITY TRUSTEE, ACTUAL OR IMPUTED, (INCLUDING ANY STATUTORY WARRANTY OR CONDITION UNDER THE LAW OF THE UNITED STATES OR ANY STATE THEREOF, OR (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES THEREFROM, IT BEING UNDERSTOOD THAT ALL SUCH RISKS, AS BETWEEN LESSEE AND SUCH OTHER PERSONS, ARE TO BE BORNE BY LESSEE, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE OPERATIVE DOCUMENTS. NO PURCHASER NOR THE SECURITY TRUSTEE SHALL BE LIABLE OR OTHERWISE RESPONSIBLE IN ANY MANNER FOR ANY REPRESENTATION OR WARRANTY MADE BY LESSOR HEREUNDER OR UNDER ANY OTHER OPERATIVE DOCUMENT.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(b) Manufacturer’s Warranties. None of the provisions of this Section 4 or any other provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer or Engine Manufacturer or any subcontractor or supplier of the Manufacturer or Engine Manufacturer with respect to the Aircraft, the Airframe, any Engine or any Parts forming a part of or installed on or attached to the Aircraft, the Airframe or any Engine or to release the Manufacturer or Engine Manufacturer or any such subcontractor or supplier from any such representation, warranty or obligation. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall have the benefit of and shall be entitled to enforce (as it shall deem appropriate), either in its own name or in the name of Lessor (at the cost of Lessee and in respect of which enforcement Lessee hereby agrees to indemnify Lessor) for the use and benefit of Lessee during the relevant Term by way of revocable license (provided that Lessor shall not revoke such license until a Lease Event of Default occurs and shall reinstate such license in the event the Lease Event of Default is cured or waived), any and all dealer’s, manufacturer’s or subcontractor’s credits, guarantees, indemnities, warranties or other benefits, if any, available to Lessor in respect of the Aircraft, any Engine and/or any Part; provided, that Lessee shall not be entitled to modify, amend or otherwise alter any of the foregoing without the prior written consent of Lessor except in circumstances where such modification, amendment or alteration could not reasonably be expected to have a material adverse effect in relation to Lessor or any Secured Party, and Lessor agrees at Lessee’s expense to do, execute and deliver such further acts, deeds, matters or things as may be reasonably requested by Lessee to enable Lessee to obtain customary warranty service furnished for the Aircraft, any Engine and/or Part by such dealer, manufacturer or subcontractor or any supplier as aforesaid or to exercise any other rights in relation to any of the foregoing benefits, and any moneys recovered from such enforcement shall be promptly paid to, and retained by, Lessee; provided further, that if a Lease Event of Default shall have occurred and be continuing, any such moneys payable to Lessee shall instead be paid to Lessor as security for, and applied to, the obligations of Lessee under the Operative Documents in such order as Lessor shall elect and, at such time as no Lease Event of Default shall be continuing, to the extent not so applied, promptly paid to Lessee. Lessee hereby acknowledges the provisions of the Purchase Agreement Assignments and the Warranty Agreements and of the security interests granted to the Security Trustee in respect of Lessor’s rights, title and interests in and to the Purchase Agreement and the Engine Agreement (as defined in the applicable Warranty Agreement) created by the Operative Documents.

Section 5. Purchase Option; Return of Aircraft.

(a) Purchase Option. Provided that (i) this Lease has not otherwise terminated and (ii) all Rent and other amounts that shall be then due and payable by Lessee to Lessor shall have been paid, Lessee shall, on the expiry of the Term, purchase the Aircraft for a purchase price equal to the remaining balance of the Notes.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(b) Purchase Procedure; Termination. In connection with the purchase of the Aircraft pursuant to clause (a) above or pursuant to Section 3(e) or 3(f)(i), upon payment to Lessor of all amounts payable hereunder and under the other Operative Documents and provided that no Lease Event of Default has occurred and is continuing, Lessor will transfer to Lessee all of Lessor’s right, title and interest in and to the Aircraft (including any warranties relating thereto and assigned to Lessor pursuant to the relevant Warranty Agreement), in “AS-IS, WHERE-IS” condition, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND EXCEPT AS TO THE ABSENCE OF LESSOR LIENS. THE WARRANTY CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE WILL BE MADE BY LESSOR IN LIEU OF AND IN SUBSTITUTION FOR, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS WITH REGARD TO THE CONDITION OF THE AIRCRAFT (INCLUDING SUCH AS TO THE STATE, DESCRIPTION, QUALITY, AIRWORTHINESS, VALUE OR FITNESS OF THE AIRCRAFT), AND ALL OBLIGATIONS AND LIABILITIES OF LESSOR HEREUNDER WITH RESPECT TO CONSEQUENTIAL DAMAGES THEREFROM, AND ALL RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE WITH RESPECT THERETO THE USE OR OPERATION OF THE AIRCRAFT AND ANYTHING GIVEN OR SOUGHT TO BE IMPLIED FROM ANYTHING SAID OR WRITTEN IN THE NEGOTIATIONS BETWEEN THE PARTIES HERETO OR THEIR REPRESENTATIVES PRIOR TO ENTERING INTO THIS AGREEMENT WITH RESPECT THERETO. ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY, AIRWORTHINESS, VALUE OR FITNESS OF THE AIRCRAFT IS EXPRESSLY EXCLUDED, INCLUDING BUT NOT LIMITED TO: (AA) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS; (BB) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (CC) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF PATENTS, LICENSES OR THE LIKE, OR ANY OTHER INTELLECTUAL PROPERTY; (DD) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM EACH PARTY’S OR ITS ASSIGNS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND (EE) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO LESSEE OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF WHATEVER DESCRIPTION. In connection with such transfer, Lessee shall prepare and Lessor shall execute, all in form recordable in the State of Registration, a bill of sale evidencing each such transfer, a termination of this Lease with respect to the Aircraft and such other documents (including the discharge of the Lien of the Mortgage with respect to the Aircraft and opinions of counsel) as Lessee may reasonably request, all at the expense of Lessee. Upon a purchase of the Aircraft by Lessee pursuant to Section 5(a) and payment in full of the amounts payable under such Section in respect to the Aircraft, this Lease shall terminate for purposes of the Aircraft.

(c) Return of Aircraft; Condition Upon Return. Unless Lessee or its designee shall have acquired title to the Aircraft pursuant to Section 5(b), Lessee will, upon the termination or expiration of this Lease (other than following an Event of Loss), at its own risk and expense, cause the Airframe for the Aircraft together with the Aircraft Documentation therefor to be delivered to Lessor pursuant to Section 5(d), equipped with its two Engines (or two engines of the same manufacturer or of another manufacturer, of the same or an improved model (it being understood that such engines on the Aircraft shall be of the same model and suitable for installation and use on the related Airframe but having a value and utility at least equal to, and being in as good operating condition as, the Engines for the Aircraft)), duly installed thereon. At the time of such return, (A) the Aircraft shall have a valid Certificate of Airworthiness, (B) the Airframe for the Aircraft and such Engines or engines shall be free and clear of all Liens (other than Permitted Liens), (C) the Airframe for the Aircraft and such Engines or engines shall be in as good operating condition as when originally accepted by Lessee under this Lease, ordinary wear and tear excepted, and in proper operating condition for scheduled revenue passenger flights as provided in this Section 5(c), Section 7(b) and Section 8 and (D) the Aircraft shall, except as otherwise provided herein, be in substantially the same configuration and have installed the same or equivalent avionics and other equipment, safety equipment and appurtenances as when the Aircraft was originally delivered to Lessee hereunder (it being agreed that the records of the Manufacturer, including the Purchase Agreement and the Aircraft Documentation, shall be prima facie evidence thereof).

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(d) Place of Redelivery; Storage Upon Return. The Aircraft to be returned pursuant to Section 5(c) shall be returned at any airport in Lessee’s network (as reasonably designated by Lessor in its sole discretion) that is an airport in the continental United States of America where the Aircraft may safely land, and Lessee shall retain the risk of loss for the Aircraft, its Airframe, Engines and Parts until they are returned in conformity with the provisions of this Lease at such airport.

(e) Commercially Reasonable. Lessor and Lessee agree that all of the foregoing provisions of this Section 5 are commercially reasonable.

Section 6. Representations and Warranties; Certain Covenants.

(a) Representations and Warranties. Lessee represents and warrants to Lessor that as of the date hereof and on the Delivery Date:

(i) Existence. The Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Lessee or its business; is a U.S. Air Carrier; and has the corporate power and authority to engage in air transport and to carry on scheduled passenger service as presently conducted, to own the Aircraft and to enter into and perform its obligations under the Operative Documents.

(ii) Authorization. The execution, delivery and performance by the Lessee of the Operative Documents will, on the Delivery Date, have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessee except such as have been duly obtained by the Delivery Date and will on the Delivery Date be in full force and effect, and none of such Operative Documents contravenes any law, judgment, government rule, regulation or order binding on the Lessee or the certificate of incorporation or bylaws of the Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of the Lessee under, any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it or its properties may be bound or affected.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(iii) No Additional Authorization. Neither the execution and delivery by the Lessee of the Operative Documents nor the performance by the Lessee of its obligations thereunder requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by the Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Delivery Date be duly obtained, and will on the Delivery Date be in full force and effect, (B) any normal periodic and other reporting requirements under the Federal Aviation Act and the regulations promulgated thereunder and the applicable rules and regulations of the FAA, in each case to the extent required to be given or obtained only after the Delivery Date and (C) any filings, registrations or applications specifically described in this Agreement or the Note Purchase Agreement.

(iv) Enforceability. The Operative Documents to which the Lessee is a party delivered on or prior to the date hereof or the Delivery Date, as the case may be, each constitute legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the terms thereof except as such may be limited by equitable principles or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(v) No Pending Actions. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material and adverse effect on the financial condition of the Lessee or the ability of the Lessee to perform its obligations under the Operative Documents.

(vi) Validity of Security Interests. Except for (A) the filing with the FAA of an FAA Entry Point Filing Form – AC Form 8050-135 and the procurement of a unique authorization code for the following registrations on the International Registry and the registration of such interests on the International Registry: (i) the contracts of sale with respect to the Airframe and each Engine constituted by the FAA Bill of Sale and/or the Warranty Bill of Sale with the Manufacturer as seller and the Lessor as buyer, (ii) the international interests with respect to the Airframe and each Engine constituted by the Mortgage and the related Mortgage Supplement (incorporating the terms of the Mortgage) with the Security Trustee as creditor and the Owner as debtor, (iii) the international interest with respect to the Airframe and each Engine under the Lease and the related Lease Supplement (incorporating the terms of the Lease) with the Lessor as creditor and the Lessee as debtor, (iv) the assignment of international interest with respect to the Airframe and each Engine constituted by the Mortgage and the related Mortgage Supplement (incorporating the terms of the Mortgage) (assigning the international interest under the Lease and the related Lease Supplement, including an assignment of the right to discharge such international interest) with the Security Trustee as assignee and the Lessor as assignor and (v) the transfer of the right to discharge the international interest with respect to the Airframe and each Engine under the Lease and the Lease Supplement with the Lessor as transferor and the Security Trustee as transferee, (B) the filing for recording pursuant to the Federal Aviation Act of the FAA Bill of Sale for the Aircraft (and the application for registration of the Aircraft in the name of the Lessee) and the Mortgage with the Mortgage Supplement and the Lease with the Lease Supplement for the Aircraft and (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the interests created by such documents under the Uniform Commercial Code of Delaware and such other states as may be specified in the opinion furnished pursuant to Section 4(b)(xii) of the Note Purchase Agreement, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the first mortgage Lien on the Aircraft and the assignment of the Lease with respect to the Aircraft in favor of the Security Trustee pursuant to the Mortgage or to establish as against third parties the international interests and assignment of international interests under the Mortgage in any applicable jurisdiction in the United States.

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(vii) No Defaults. There has not occurred any event which constitutes a Lease Default or a Lease Event of Default under the Mortgage which is presently continuing.

(viii) Finances of Lessee. (x) On the date hereof (in the case of the December 31, 2014 financial statements) and on the Delivery Date, the statements of financial position of the Lessee as of December 31, 2014 and June 30, 2015 and the related statements of earnings and cash flow of the Lessee in all material respects for the year and fiscal quarter, as the case may be, then ended, copies of which have been furnished to each Purchaser, fairly present the financial condition of the Lessee at such date and the results of operations and cash flow of the Lessee for the period ended on such dates, in accordance with generally accepted accounting principles consistently applied, subject, in the case of the June 30, 2015 statements, to normal year-end adjustments, and (y) since December 31, 2014 there has been no material adverse change in such condition having a material adverse effect on the Lessee’s ability to perform its obligations under the Operative Documents.

(ix) Liens on Aircraft. On the Delivery Date, the Lessor will have good title to the Aircraft free and clear of all Liens, except the Lien of the Mortgage. On the Delivery Date, the Aircraft (A) shall have a valid export certificate of airworthiness issued by the French Direction générale de l’aviation civile, (B) will have been insured by the Lessee in accordance with the terms of the Mortgage, will have suffered no Event of Loss and will be in the condition and state of repair required under the terms of the Mortgage and (C) will have the necessary instruments filed with the FAA in order to duly register the Aircraft in the name of the Lessee under the Federal Aviation Act.

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(x) Securities Compliance. Assuming the Purchasers are purchasing their Notes in the ordinary course of their commercial banking business, none of the transactions contemplated by this Agreement will violate or result in a violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

(xi) No Public Offering. Neither the Lessee nor anyone acting on behalf of the Lessee has directly or indirectly offered any interest in the Notes for sale to, or solicited any offer to acquire any of the same from, anyone other than the Purchasers and not more than 35 other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby.

(xii) No ERISA Violation. (v) The Lessee has not engaged in any transaction in connection with which the Lessee could be subjected to either a material civil penalty assessed pursuant to Section 502(i) of ERISA, or a material tax imposed by Section 4975 of the Code; (w) no material liability to the Pension Benefit Guaranty Corporation (other than liability for premiums) has been incurred by the Lessee with respect to any Plan; (x) there has been no event or condition which presents a material risk of termination of any Plan by the Pension Benefit Guaranty Corporation; (y) the Lessee and any affiliate (as defined below) has not committed, or does not expect to commit, a failure described in ERISA Section 303(k)(1) or Section 430(k)(1) of the Code (whether or not waived) with respect to any Plan; and (z) no material amount of “withdrawal liability,” as that term is used in Section 4201 of ERISA, has been or is expected to be incurred by the Lessee nor has the Lessee or any affiliate of the Lessee been notified by any multi-employer plan (within the meaning of Section 3(37)(A) of ERISA) that such multi-employer plan is in reorganization or insolvency within the meaning of Section 4241 or Section 4245 of ERISA or that such multi-employer plan intends to terminate or has been terminated under Section 4041A of ERISA (for purposes of subclauses (y) and (z), the term “affiliate” shall mean any corporation or person (within the meaning of ERISA Section 3(9)) which together with the Lessee and any other related entity would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(xiii) No “Prohibited Transactions”. Assuming the accuracy of the representations set forth in Section 7(b)(ii) of the Note Purchase Agreement (and Section 5(ii) of each Assignment and Assumption Agreement, if any), the purchase and holding of the Notes will not result in a “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to the transactions contemplated hereby which could subject the Lessee to any tax or penalty pursuant to Section 4975 of the Code or Section 502(i) of ERISA.

(xiv) Investment Company. The Lessee is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

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(xv) No Material Misstatement or Omission. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Lessee to the Security Trustee, any Agent or any Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xvi) Federal Reserve Regulations. No part of the proceeds of any Note hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve, including Regulations U and X.

(xvii) Cape Town Matters. (A) The Lessee: is a “transacting user entity” (as such term is defined in the Regulations of the International Registry); and is “situated”, for the purposes of the Cape Town Convention, in the United States; (B) the Airframe and related Engines financed on the Delivery Date are “aircraft objects” (as defined in the Cape Town Convention); (C) the United States is a Contracting State under the Cape Town Convention; (D) the FAA Bill of Sale for the Airframe and/or the Warranty Bill of Sale for the Airframe and related Engines constitutes a “contract of sale” (as defined in the Cape Town Convention), the Mortgage and the Mortgage Supplement for the Aircraft conveys an international interest in the Airframe and related Engines and assigns an international interest in the Lease and the Lease Supplement with respect to the Airframe and related Engines, and the Lease and the Lease Supplement constitutes an international interest in the Airframe and related Engines; and (E) the obligations of the Lessee under this Lease in respect of the Airframe and related Engines are “associated rights” (as defined in the Cape Town Convention).

(xviii) AML Laws; Anti-Corruption Laws and Sanctions. The Lessee has implemented and maintains in effect policies and procedures designed to ensure compliance by the Lessee, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) the Lessee, any subsidiary or any of their respective directors or officers, or, to the knowledge of the Lessee, any of their respective employees or Affiliates, or (b) to the knowledge of the Lessee, any agent of the Lessee or any subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Notes, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any person participating in the transactions contemplated by this Agreement, whether as lender, Lessee, guarantor, agent, or otherwise. The Lessee represents that, except as disclosed to each Agent and the Purchasers prior to the date hereof, neither it nor any of its subsidiaries, nor its parent company, or, to the knowledge of the Lessee, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

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(xix) Citizenship. The Lessee is a “Citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15), as amended, or any successor statutes thereto.

(b) Certain Covenants. Lessee covenants and agrees as follows:

(i) Lessee Merger. For so long as the Lien of the Mortgage remains in force, the Lessee shall not enter into any merger or consolidation, or sell, transfer, lease or convey all or substantially all of its assets, unless:

(1) No Default. No Event of Default has occurred and is continuing or would result therefrom;

(2) U.S. Air Carrier. The Lessee is the surviving corporation or, if otherwise, such other Person or continuing corporation (herein called “Successor Corporation”) is a corporation or limited liability company incorporated under the laws of a state of the United States, and shall be a U.S. Air Carrier;

(3) Requirements of Successor Corporation. In the case of Successor Corporation, the Successor Corporation shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Security Trustee necessary or advisable to evidence the assumption by the Successor Corporation of liability for all of the obligations of the Lessee under the Mortgage and the other Operative Documents, (B) make such registrations, recordings and filings, and take such other action with respect to the Operative Documents, as shall be necessary or advisable in the reasonable opinion of the Purchasers to protect their security interest in the Aircraft, and (C) cause to be delivered to the Security Trustee and each Purchaser such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clauses (A) and (B) provided that if by operation of law (x) assumption by the Successor Corporation of liability for all of the obligations of the Lessee under this Lease and the other Operative Documents and (y) protection of the Purchasers’ security interest in the Aircraft, occurs automatically, to the extent applicable, the agreements, registrations, recordations, filings and legal opinions described in this Section 6(b)(i)(3) shall not be required; and

(4) Tangible Net Worth of Successor Corporation. Prior to such transaction, the Purchasers shall obtain evidence to the effect that the Tangible Net Worth of the Lessee or Successor Corporation after giving effect to such transaction is no less than the Tangible Net Worth of the Lessee immediately prior to such transaction.

As used herein,

“Tangible Net Worth” means, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles), of the following:

(a) the amount of capital stock, plus

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(b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

(c) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles, including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, and unamortized debt discount and expense.

Upon any consolidation or merger in accordance with this Section 6(b)(i), the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement with the same effect as if such Successor Corporation had been named as the Lessee herein.

(ii) Financial Information. The Lessee shall provide to the Agents and the Security Trustee (i) (x) within 60 days after the end of each of the first three quarterly periods in each fiscal year of the Lessee, either (1) a consolidated balance sheet of the Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, certified by the Lessee’s chief executive officer or chief financial officer as having been prepared on a consolidated basis in accordance with GAAP consistently applied (except for inconsistencies required by changes to GAAP and changes approved by the accountants referred to in clause (y)(1) below in accordance with GAAP), subject to normal year-end audit adjustments and the absence of footnotes or (2) a report of the Lessee on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission; and (y) within 120 days after the close of each fiscal year of the Lessee, either (1) a consolidated balance sheet of the Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants of recognized national standing selected by the Lessee to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lessee and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except for inconsistencies required by changes to GAAP and changes approved by such accountants in accordance with GAAP), or (2) a report of the Lessee on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission; and (ii) such other non-confidential information readily available to the Lessee as the Agents or the Security Trustee shall reasonably request. The items required to be furnished pursuant to clause (i) above shall be deemed to have been furnished on the date on which such item is posted on the Securities and Exchange Commission’s website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clause (i).

(iii) U.S. Air Carrier. The Lessee covenants and agrees that at all times until the Lien of the Mortgage shall be discharged, released or terminated pursuant to Section 6.01 of the Mortgage, it will be an “air carrier” within the meaning of Section 40102(a) of the Federal Aviation Act operating under certificates issued pursuant to such Act and shall otherwise meet the standards of the definition of U.S. Air Carrier.

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(iv) Further Assurances. The Lessee covenants and agrees with each party hereto as follows:

(1) Further Acts. The Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as any Holder shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Lessee will not expand any obligations or limit any rights of the Lessee in respect of the transactions contemplated by any Operative Documents. The Lessee shall cause the Aircraft to remain duly registered, in the name of the Lessee, except as otherwise permitted under Section 7(a), under the Federal Aviation Act.

(2) Maintenance of Security Interests. The Lessee, at its expense, will cause (A) the Mortgage, all Mortgage Supplements and all amendments to the Mortgage, the Lease, all Lease Supplements and all amendments to the Lease to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law, (B) subject only to the consent of the Security Trustee (or the Manufacturer, in the case of the FAA Bill of Sale and the Warranty Bill of Sale), the registration with the International Registry of the contract of sale, the international interests and the assignment of international interests with respect to the FAA Bill of Sale and/or Warranty Bill of Sale, the Mortgage and Mortgage Supplement, the Lease and Lease Supplement and (C) the Lien of the Mortgage to at all times be and remain a first priority and perfected Lien on the Mortgage Estate. The Lessee agrees to furnish the Security Trustee, each Agent and the Purchasers with copies of the foregoing documents with recording and registration data as promptly as practicable following the issuance of same by the FAA and the International Registry.

(3) Costs and Expenses. The Lessee shall pay all reasonable costs and expenses (including costs and disbursements of counsel) incurred by the Security Trustee, each Agent and the Holders after the date hereof in connection with (x) any supplements or amendments of the Operative Documents requested by the Lessee (including, without limitation, any related recording and registration costs) (other than any supplement or amendment associated with the syndication of the Notes or the sale of participation interests therein), (y) any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated), or (z) the enforcement of this Section 6(b)(iv)(3).

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(v) Sanctions, Etc.

(1) Compliance with Anti-Corruption Laws and Sanctions. The Lessee will maintain in effect and enforce policies and procedures designed to ensure compliance by the Lessee, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

(2) Use of Proceeds. The Lessee will not request any Notes, and the Lessee shall not use, and shall procure that its subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

Section 7. Registration, Maintenance, Operation and Possession.

(a) Registration and Maintenance.

(i) Generally. The Lessee shall:

(1) On the Delivery Date, (i) file with the FAA the instruments necessary to cause the Aircraft to be duly registered in its name (if not so registered) and cause the ownership interest of the Airframe and each Engine to be duly registered with the International Registry as a contract of sale, and, at all times thereafter, to remain duly registered in the United States of America in its name under the Federal Aviation Act, and (ii) cause this Lease (and the related Lease Supplement) and the related Mortgage (and the related Mortgage Supplement) to be duly filed with the FAA for recordation and, except as otherwise expressly provided herein, cause the international interest with respect to this Lease (and the related Lease Supplement), the international interest with respect to the Mortgage (and the related Mortgage Supplement), and the assignment of international interest with respect to the assignment of the Lease (and the related Lease Supplement) in the Airframe and each Engine to be duly registered on the International Registry as an international interest and an assignment of international interest and, at all times thereafter, so long as any Note in respect of the Aircraft shall be outstanding, cause (A) this Lease to be maintained of record as a perfected finance lease on the Aircraft and (B) the Mortgage to be maintained of record as a first priority and perfected mortgage of the Lessor’s interest in the Aircraft and the assignment of the Lease, and cause such international interests and assignments of international interests to remain so registered as an international interest and assignment of international interest in the Airframe and such Engines (subject only to the interest of the Lessee as lessee and of the Lessor as mortgagor);

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(2) Maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft):

(A) so as to keep the Aircraft in as good condition as when delivered to the Lessee by the Manufacturer (ordinary wear and tear excepted) and so as to keep the Aircraft in good operating condition and in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under the Federal Aviation Act except when (x) the Aircraft is being serviced, repaired, maintained, overhauled, tested or modified as permitted or required by the terms of this Lease or (y) all Airbus A320-200 aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such periods as the Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with Section 7(a)(ii) below;

(B) in accordance with the Maintenance Program for the Aircraft, utilizing, except during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to similar aircraft operated by the Lessee in similar circumstances and utilizing, during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Sublessee with respect to similar aircraft operated by the Sublessee in similar circumstances; and

(C) so as to keep the Aircraft in passenger configuration; and

(3) Maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or any other applicable aviation authority, which may be maintained in electronic format.

(ii) Reregistration. Notwithstanding the registration requirements of Section 7(a)(i) hereof, the Lessee shall have the right, at any time so long as no Special Default or Lease Event of Default shall have occurred and be continuing, to request with at least 30 days’ prior written notice, a change in the registration of the Aircraft in association with the subleasing by the Lessee of the Aircraft to a Permitted Sublessee. The Lessor agrees to cooperate in good faith with the Lessee in effecting such change; provided that prior to any such change in the country of registry of the Aircraft, the Lessor (and the Security Trustee and each Purchaser) shall have received evidence satisfactory thereto in its judgment acting reasonably, which evidence may be established by means of legal opinions from counsel of recognized reputation satisfactory to the Lessor and qualified under the laws of the relevant jurisdiction, certificates of insurance, officer’s certificates and/or other suitable and available means, that:

(1) Protection of Interests. Such country would provide substantially equivalent protection (both as a matter of law and practice) for the rights and remedies of finance lessors and mortgagees in similar transactions as provided under the laws of United States of America (it being understood that, in the absence of restrictions similar to those imposed under §§ 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under § 1110 of the Bankruptcy Code are not required).

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(2) Recognition of Interests. After giving effect to such change in registration, the Lessee’s, Lessor’s and Security Trustee’s interest in the Aircraft shall be recognized under the laws of such jurisdiction, and all filing, recording or other action necessary to effect the same will be accomplished.

(3) Enforceability of Interests. After giving effect to such change in registration, the obligations of the Lessee and Lessor, and the rights and remedies of the Security Trustee under this Mortgage shall remain valid, binding and enforceable under the laws of the jurisdiction to which the laws of the jurisdiction of registry would refer as the applicable governing law; provided that opinions of counsel addressing this provision may be subject, with respect to the enforceability of remedies, to customary exceptions relating to insolvency or bankruptcy, general principles of equity, or other similar matters which do not hinder the Lessor’s or the Security Trustee’s ability to enforce the remedies under this Lease or the Mortgage in any manner greater than would have been the case had the Aircraft been registered in the United States.

(4) Priority of Interests. After giving effect to such change in registration, the lien of this Lease and of the Mortgage in the Aircraft will continue as a valid and duly perfected first priority security and international interest (offering a similar level of protection as compared to a registered United States aircraft mortgage), and all filing, recording or other action necessary to protect the same will be accomplished, including at the International Registry.

(5) No Doing Business. It is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Lessor or any Purchaser or the Security Trustee, for the Lessor or such Purchaser or the Security Trustee to qualify to do business in such jurisdiction, unless qualification only results in an obligation to pay fees or taxes and the Lessee provides adequate funds or, in the case of future payments, makes adequate provision for that purpose.

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(6) Conversion of Currency. (Unless the Lessee shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of the requisition by such government of such use or title.

(7) Insurance. After giving effect to such change in registration, the insurance requirements of Section 10 are satisfied in respect of the Aircraft.

(8) Exchange Permits. Any exchange permits necessary to remit rent and other payments provided for under the related Lease shall be in full force and effect.

(9) Indemnities. After giving effect to such change in registration, the original indemnities in favor of the Purchaser(s) and the Security Trustee under the Note Purchase Agreement and this Lease afford each such party substantially the same protection as provided prior to such change of registry.

(10) Licenses. (Unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Security Trustee covering the risk of the government of such jurisdiction preventing the export of the Aircraft out of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that any import and, if requested by the Security Trustee (and such request is reasonable in light of the circumstances) and if and to the extent obtainable with reasonable effort and if it is otherwise customary to obtain the same in such jurisdiction, export permits or licenses necessary to take the Aircraft into or out of such jurisdiction shall be in full force and effect.

(11) De-registration Power of Attorney. If the same is necessary or advisable in order to effect a de-registration of the Aircraft, the Security Trustee, as assignee of the Lessee, shall have obtained a de-registration power of attorney in respect of the Aircraft from the Sublessee and the Lessee.

(12) Airworthiness. The Aircraft shall have been duly certified as to type and airworthiness by the appropriate aviation authority.

(13) Taxes. Any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction or registration of the Aircraft shall have been paid or adequately provided for by the Lessee.

All reasonable costs and expenses (including reasonable legal fees and expenses) of the Lessor, the Purchasers and the Security Trustee incurred in connection with any such reregistration shall be for account of the Lessee. Such costs and expenses, to the extent incurred, shall include the following: (w) the fees and disbursements of United States counsel and counsel in the country of registry; (x) filing or recordation fees, taxes or similar payments incurred in connection with the registration of the Aircraft and the creation and perfection of the security interest therein; (y) any costs and expenses incurred in connection with any UCC filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Mortgage Estate; and (z) any other reasonable costs, expenses or taxes, whether initial or continuing, incurred by the Lessor, the Security Trustee or the Purchasers as a result of the registration of the Aircraft, or the creation of the security interest therein, under the country of registry.

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(b) Operation.

(i) No Violation by Lessee. The Lessee will not maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule, regulation, treaty, or order of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority except the Lessee may contest in good faith the validity or application of any such law, rule, regulation, treaty, order, certificate, license or registration, so long as there is no material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine, or the Security Trustee’s interest therein. The Lessee will not operate or fly the Aircraft: (i) in any area of recognized or, in the Lessee’s reasonable judgment, threatened hostilities unless (a) covered by war risk and allied perils insurance covering such risks or (b) operated or used under contract with the government of registry under which contract such government assumes liability for the same risks in at least the same amounts and on the same terms as would be covered by such insurance; or (b) in any area excluded from coverage by any insurance required to be maintained by the terms of Section 10 (or any indemnity issued in lieu thereof) unless operated or used under contract with the government of registry under which contract such government assumes liability for the same risks in at least the same amounts and on the same terms as would be covered by such insurance; provided, however, that the failure of the Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder for up to 30 days where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or other event or circumstances beyond the control of the Lessee or any Sublessee and the Lessee or Sublessee, as the case may be, is using all reasonable efforts to retrieve the Aircraft during such period.

(ii) No Violation by Permitted Sublessee. The Lessee will not permit any Permitted Sublessee to use or operate the Aircraft in violation of any applicable law, except to the extent the application of such law is being contested in good faith and except for unanticipated, minor or non-recurring violations, provided the Lessee is using all reasonable efforts to mitigate any such illegality and such mitigation is not prejudicial to the Mortgage Estate or any Financing Party’s reputation.

(c) Possession and Subleases. The Lessee will not, without the prior written consent of the Lessor, which consent will not be unreasonably withheld or delayed, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine or permit any Engine to be installed on any airframe other than the Airframe; provided that so long as no Lease Event of Default or Special Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation and the Lessee shall continue to comply with the provisions of Section 7(a) and Section 10 hereof, the Lessee may, without the prior written consent of the Security Trustee:

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(i) Customary Pooling Arrangements. Subject the Airframe and the Engines or engines installed thereon to any interchange agreements or any Engine to normal pooling or similar arrangements customary in the airline industry and entered into by the Lessee in the ordinary course of its business with, (A) in the case of the Lessee or any U.S. Air Carrier, another U.S. Air Carrier, (B) a Foreign Air Carrier that is a Permitted Sublessee under this Section 7(c), (C) a manufacturer of aircraft, engines or parts or (D) any other Person if approved in writing by the Security Trustee (which approval will not be unreasonably withheld or delayed); provided that (1) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (2) if the Lessor’s title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Lessee shall (or shall cause a Sublessee to) comply with Section 9(d) hereof in respect thereof, and (3) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier, a Foreign Air Carrier or any other air carrier if approved in writing by the Security Trustee (which approval will not be unreasonably withheld or delayed).

(ii) Repairs and Maintenance. Deliver possession of the Airframe or any Engine to the Manufacturer or the Engine Manufacturer, or to any Person (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or for alterations or modifications in or additions to the Airframe or Engine(s).

(iii) Other Airframes. Install an Engine on an airframe owned by the Lessee, leased to the Lessee, or owned or purchased by the Lessee subject to a conditional sale or other security agreement, provided that (1) such airframe is free and clear of all Liens, except (A) in the case of airframes leased to the Lessee or owned or purchased by the Lessee subject to a conditional sale or other security agreement, the rights of the parties to the lease or conditional sale agreement or other security agreement covering such airframe, or their assignee, (B) Permitted Liens, and (C) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon, and (2) any such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe, and the inclusion in such agreement of a provision similar to the last paragraph of this Section 7(c) shall satisfy such requirement.

(iv) Event of Loss. Install an Engine on an airframe owned by the Lessee, leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement under circumstances where paragraph 7(c)(iii) above is inapplicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Lessee shall comply with Section 9(d) hereof in respect thereof, the Security Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Lessee with such Section 9(d), which shall be achieved within 30 days for the purposes of this clause.

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(v) Other Pooling Arrangements. To the extent permitted by Section 8(b) hereof, subject any appliances, Parts or other equipment owned by the Lessee and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 8(b) hereof.

(vi) Transfers to CRAF. Transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to CRAF so long as the Lessee shall promptly notify the Security Trustee upon transferring possession of the Airframe or such Engine to the United States of America or any agency or instrumentality thereof pursuant to such program and provide the Security Trustee with the name and address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given.

(vii) Transfer to United States Government. Transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof which bears the full faith and credit of the United States of America.

(viii) Permitted Subleases. Provided that no Special Default or Lease Event of Default has occurred and is continuing, enter into a lease of the Aircraft with a Permitted Sublessee; provided, that the Security Trustee shall have received:

(A) evidence that:

(1) all necessary governmental approvals required for the Aircraft to be imported and, if requested by the Security Trustee (and such request is reasonable in light of the circumstances) and if and to the extent obtainable with reasonable effort and if it is otherwise customary to obtain the same in such jurisdiction, exported from the applicable country of domicile upon repossession of such leased equipment by the Security Trustee (and the Lessee as lessor) shall have been obtained prior to commencement of any such lease;

(2) the insurance requirements of Section 10 are satisfied and that War Risk Insurance shall be carried and maintained of such scope and coverage, and subject to such exclusions and exceptions, as is standard for air carriers flying similar equipment on routes comparable to those flown by the Aircraft; and

(3) if re-registration is required, the Lessee shall have complied with the provisions of Section 7(a); and

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(B) in the case of a Sublease to any air carrier that is listed in Schedule 1, an opinion of counsel (which counsel and opinion are satisfactory to the Security Trustee) that:

(1) it is not necessary for the Security Trustee or any Holder to register or qualify to do business in such jurisdiction solely as a result of the proposed lease, unless the only result of such registration or qualification is a Tax or cost that the Lessee is indemnifying such party against;

(2) the Security Trustee’s Lien on the Aircraft will be recognized;

(3) the laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction payable in a currency freely convertible into Dollars for the loss of the title to the Aircraft or such Engine in the event of the requisition by such government of title (unless the Lessee shall provide insurance covering the risk of requisition of title to the Aircraft by the government of such jurisdiction so long as the Aircraft is subject to such lease);

(4) the required agreement of such non-U.S. air carrier that its rights under the Sublease are subject and subordinate to all of the terms of this Lease is enforceable against such non-U.S. air carrier under applicable law (subject only to customary exceptions as to enforceability); and

(5) there exist no possessory rights in favor of such Sublessee under the laws of such jurisdiction which would, upon bankruptcy of or other default by the Sublessee, prevent or unreasonably delay the return or repossession of the Aircraft to the Lessor or the Security Trustee in accordance with and when permitted by the terms of Section 14 hereof upon the exercise by the Security Trustee of remedies under Section 14 hereof.

(ix) The currency of payments under such Sublease must be Dollars or a currency freely convertible into Dollars.

(d) Terms of Permitted Subleases. The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this Section 7(d) (other than the transfer of an Engine deemed an Event of Loss) shall be subject and subordinate to, and any Sublease permitted by this Section 7(d), shall expressly provide that it is subject and subordinate to, all the terms of this Lease; provided that in the case of the use of the Aircraft in CRAF the subject and subordinate requirements herein shall be subject to the notice specified in Section 14 and other requirements of the CRAF program. In the case of any Sublease, the Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by the Lessee hereunder with respect to the leased Aircraft but may permit the Sublessee to cure any default by Lessee and to terminate the Sublease upon such default; provided, however, that the Lessee may procure such performance from any Sublessee pursuant to the relevant Sublease, and the Security Trustee hereby agrees to accept such performance by such Sublessee in satisfaction of the Lessee’s obligations hereunder; and provided further that all rights accruing hereunder to the Lessee (including, without limitation, the right to contest any law as provided in Section 7(b), the right to relinquish possession of the Aircraft as provided in Section 7(c) (other than Section 7(c)(vii)), the right to subject Parts to pooling arrangements as provided in Section 8(b), the right to make alterations, modifications and additions as provided in Section 8(c) (except that no Sublessee shall be entitled to reduce the value of the Aircraft by utilizing the “obsolete parts” provision therein) and the right to create a Permitted Lien) shall likewise accrue to such Sublessee to the extent the Lessee so permits and to the extent such rights may be subject to any limitation or conditions herein. The Lessee shall promptly notify the Security Trustee after entering into any Lease.

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(e) Wet Leases. Any Wet Lease or similar arrangement under which the Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7.

(f) Assignment of Subleases. The Lessee shall assign each Sublease with a term of more than 12 months (including mandatory renewals and extensions) to the Security Trustee as security for the obligations secured hereby, which assignment shall be in form and substance reasonably satisfactory to the Security Trustee and shall provide that so long as no Event of Default or Special Default shall have occurred and be continuing, all payments made under such Sublease shall be paid to the Lessee and, during any period when a Special Default shall have occurred and be continuing, shall be paid to the Security Trustee to be held as collateral and applied against the Lessee’s obligations hereunder as and when due. Unless a Special Default shall have occurred and be continuing, the Lessee shall be entitled to exercise all rights as lessor under any Sublease, including with respect to any amendment thereto or any defaults thereunder.

(g) No Interests in Other Airframes and Engines. The Security Trustee agrees, for the benefit of the Lessee and for the benefit of any mortgagee or other holder of a security interest in any engine owned by the Lessee, any lessor of any engine leased to the Lessee and any conditional vendor of any engine purchased by the Lessee subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither the Security Trustee nor its successors or assigns will acquire or claim, as against the Lessee or any such mortgagee, lessor or conditional vendor or other holder of a security interest or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of the Security Trustee shall not be for the benefit of any lessor or secured party of any airframe leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by the Lessee, unless such lessor, conditional vendor, other secured party or mortgagee has agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage and may consist of a paragraph similar to this paragraph) that neither it nor its successors or assigns will acquire, as against the Security Trustee, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

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(h) Special Operation and Possession Covenants. In addition to the foregoing requirements, Lessee covenants and agrees as follows:

(i) Restricted Use of Aircraft. Lessee shall not cause or permit (whether, directly, under a dry lease, Wet Lease or charter or under requisition by any Governmental Authority) the Aircraft, any Engine or any Part to be:

(1) flown to or within, or otherwise operated or used to or within, an Excluded Country in contravention of applicable law (including, without limitation, the requirements of 15 C.F.R. 740.15, where applicable) or operated or used (whether under a dry lease, Wet Lease, charter, pooling, blocked-space or similar arrangement, or other arrangement) by or for an airline or by any other Person which is a national of, or established under, the laws of, or whose principal place of business or principal place of aircraft operations is located in, an Excluded Country;

(2) operated or used (whether under a dry lease, Wet Lease, charter, pooling, or other similar arrangement) by or for any other Person except in accordance with Sections 7(c), 7(d) and 7(e);

(3) operated or used in contravention of any United States law, regulation or stated policy of general applicability prohibiting the operation or use of United States-manufactured or financed aircraft and engines and such restrictions are applicable to the transactions contemplated hereby; or

(4) operated or used for any purpose for which it is not designed or reasonably suited in accordance with the Approved Maintenance Program, applicable law and applicable material warranties or for any primary purpose or other than the commercial transport of passengers and cargo.

(ii) Waiver of Defenses to Repossession. Neither Lessee, nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any applicable law now or hereafter in force in any jurisdiction in which the Aircraft or any portion thereof may be situated in order to prevent, hinder or delay any effort in accordance with this Lease on the part of Lessor or the Security Trustee to regain possession of the Aircraft or re-export the Aircraft or any portion thereof from any jurisdiction in which the Aircraft or any portion thereof may be situated following the occurrence of a Lease Event of Default and while the same shall be continuing, and Lessee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such applicable law (including, without limitation, any rights it may have, if any, to avail itself of the protection provided by the Convention of 1933 on the Unification of Certain Rules Relating to the Precautionary Arrest of Aircraft, or any other similar law, treaty or convention applicable to Lessee or the Aircraft which would limit the ability of Lessor or the Security Trustee to repossess or otherwise recover the Aircraft following the occurrence and during the continuance of a Lease Event of Default).

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(iii) Statement of Account of Landing Fees or Navigation Charges. In the event that a Governmental Authority of any country in which the Aircraft, Lessee or any Permitted Sublessee operates shall adopt legislation which permits the detention or seizure of aircraft for unpaid landing fees or navigation charges without formal legal proceedings, Lessee shall promptly following demand, deliver to Lessor a letter, in form and substance reasonably acceptable to Lessor, addressed to the airport or air navigation authority of such country authorizing such authority to release to the Security Trustee from time to time a statement of account of all such fees and charges then due in respect of the aircraft owned by or leased to Lessee or such Permitted Sublessee but indicating, where applicable, that such request is not being made in connection with a Lease Default, as the case may be.

(iv) No Operation by the Secured Parties. Lessee shall in no event represent any Secured Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage which may be undertaken by Lessee or any Permitted Sublessee or as having any operational interest in the Aircraft.

(v) Seizure of the Aircraft. Lessee shall not do, and shall use all lawful and reasonable efforts to prevent, any act which could reasonably be expected to result in the Aircraft, the Airframe or any Engine being arrested, confiscated, seized, taken in execution, attached, impounded, forfeited, detained in exercise or purported exercise of any registered or possessory lien or other claim or otherwise taken from the possession of Lessee or any Permitted Sublessee, and if any such arrest, confiscation, seizure, execution, taking, attachment, impoundment, forfeiture, detention or other loss of possession occurs, Lessee shall give Lessor immediate notice thereof and shall forthwith procure the prompt release of the Aircraft, Airframe or Engine.

(vi) Credit for Maintenance. Lessee shall not pledge the credit of any Secured Party for any maintenance, service, repairs, overhauls of, or modifications to, or changes or alterations in, or additions to, the Aircraft, the Airframe, any Engine or any Part.

(vii) Notice of Suspension. Lessee shall give Lessor immediate written notice of any action being taken by the management of Lessee relating to any general suspension of payment proceeding under any applicable law.

(viii) Notice of War Risk Insurance Claim. Lessee shall give Lessor prompt written notice of the occurrence of any loss, damage or casualty affecting the Aircraft, the Airframe, any Engine or any Part which is likely to result in a claim being made under the War Risk Insurance required to be maintained under Section 10 and shall take immediate action to increase any fleet limitation (including automatic reinstatement) applicable to such war risk coverage to the level (including automatic reinstatement) that existed immediately prior to such event of loss, damage or casualty.

(i) Permitted Sublessee’s Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the full or partial performance of any such obligation by any permitted assignee, Permitted Sublessee or permitted transferee under a permitted sublease, pooling or transfer agreement then in effect shall be deemed to have been caused by Lessee and shall pro tanto constitute performance by Lessee and discharge such obligation by Lessee to the extent performed; provided, however, that where performance consists of an agreement or undertaking for further action or performance or in the case of only partial performance, Lessee shall remain liable for discharge of its obligations until such further action or performance is completed. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by any such permitted assignee, Permitted Sublessee or permitted transferee. The inclusion of specific references to obligations or rights of any such assignee, Permitted Sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any assignee, Permitted Sublessee or transferee has not been made in this Lease.

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(j) Inspection. At reasonable times, each of the Security Trustee, each Agent and any Holder of a Note in respect of the Aircraft, or their authorized representatives, may inspect the Aircraft and FAA (or other applicable governmental authority) required books and records of the Lessee relating to the maintenance of the Aircraft (at the inspecting party’s expense (other than in the case of an inspection occurring while an Event of Default has occurred and is continuing, in which case the Lessee shall bear the reasonable cost of such inspection)) and shall keep any information obtained thereby confidential as provided in Section 16(g) of the Note Purchase Agreement. Any such inspection of the Aircraft shall be upon at least 10 Business Days’ advance written notice from such inspecting party to the Lessee (other than in the case of an inspection occurring while a Special Default or a Lease Event of Default has occurred and is continuing, in which case there shall be no notice requirement), shall be during normal business hours and shall be a visual, walk-around inspection (including on-board inspection) and may include inspection of areas exposed by any open panels, bays or the like, but shall not include opening any panels, bays or the like without the express written consent of the Lessee; provided that, so long as no Special Default or Lease Event of Default shall have occurred and be continuing, the Aircraft (including related books and records) may not be inspected more frequently than once in any 12-month period. No exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, the Lessee or any Permitted Sublessee. Neither the Security Trustee nor any Holder shall have any duty to make any such inspection nor shall any such Person incur any liability or obligation by reason of not making any such inspection.

(k) Information Concerning the Aircraft and Engines. Lessee shall at its own cost and expense promptly provide Lessor with such information (to the extent required by this Lease or maintained by Lessee or any Permitted Sublessee in accordance with its standard fleet procedures) regarding the registration, location, operation, use, insurance, maintenance and condition of the Aircraft and any Engines, including all Parts to the extent practicable, as Lessor may from time to time reasonably request in writing.

(l) Substitution of Engines. So long as no Special Default or Lease Event of Default shall have occurred and be continuing, the Lessee shall have the right at its option at any time for operational reasons on at least five Business Days’ prior written notice, to terminate the Lien of the Mortgage with respect to any Engine. In such event, and at the time of such termination, the Lessee shall replace such Engine hereunder by complying with the terms of Section 9(d) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine (other than the time periods allowed for such replacement), and the Security Trustee shall release the replaced Engine from the Lien of the Mortgage as provided in Section 9(d).

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Section 8. Replacement; Temporary Installation; Pooling; Alterations, Modifications and Additions; Etc.

(a) Replacement of Parts. The Lessee will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, the Lessee (or any Permitted Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee (or any Sublessee), except as otherwise provided in Section 8(c), will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement parts (other than replacement parts temporarily installed as provided in Section 8(b)) shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition as, and shall have a value and utility substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in Section 8(c), all Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of the Mortgage, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above. Upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 8(b) hereof and except in the case of replacement property temporarily installed as provided in Section 8(b)), (i) such replacement part shall become subject to the Lien of the Mortgage and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall be free and clear of all rights of the Security Trustee, and shall no longer be subject to the Lien of the Mortgage or deemed a Part hereunder.

(b) Pooling of Parts; Temporary Replacement Parts. Any Part removed from the Airframe or any Engine as provided in Section 8(a) hereof may be subjected by the Lessee to a pooling arrangement of the type which is permitted for Engines by paragraph 7(c) hereof; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, the Lessee may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Lessee as promptly thereafter as practicable, either (1) causes such pooled or temporary replacement part to become subject to the Lien of the Mortgage free and clear of all Liens other than Permitted Liens, at which time such temporary replacement part shall become a Part or (2) replaces such replacement part by incorporating or installing in or attaching to the Airframe or an Engine a further replacement part owned by the Lessee which meets the requirements of Section 8(a) and which shall become subject to the Lien of the Mortgage, free and clear of all Liens other than Permitted Liens.

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(c) Alterations, Modifications and Additions. The Lessee will make (or cause to be made) such alterations, modifications and additions to the Airframe and each Engine as may be required to meet the applicable standards of the FAA, subject to clause (i)(2) of Section 7(a). In addition, the Lessee or any Permitted Sublessee may from time to time, at its own expense, make such alterations and modifications in and additions to the Airframe or any Engine as the Lessee or such Permitted Sublessee may deem desirable in the proper conduct of its business, including removal of Parts which the Lessee or such Permitted Sublessee deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine; provided that no such alteration, modification, removal or addition materially decreases the value, utility and remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof (without regard to hours or cycles) immediately prior to such alteration, modification, removal or addition, assuming that the Airframe or such Engine is in the condition required hereunder, except that, so long as no Special Default or Event of Default is continuing, the value (but not the utility) of the Airframe or any Engine may be reduced by the value of obsolete Parts which shall have been removed so long as the aggregate value of all obsolete Parts which shall have been removed and not replaced shall not exceed the Obsolete Part Amount. All parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except PCE which the Lessee has leased from others and Parts which may be removed by the Lessee pursuant to the next sentence) (the “Additional Part” or “Additional Parts”) shall, without further act, become subject to the Lien of the Mortgage. Notwithstanding the foregoing, the Lessee may remove any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this Section 8(c), and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or diminishing the value, utility and remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred.

(d) Nameplate and Other Markings. Lessee shall affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe and on each related Engine a nameplate bearing the inscription “THIS [AIRFRAME/ENGINE] IS OWNED BY VX 2015 LLC, LEASED TO VIRGIN AMERICA INC. AND SUBJECT TO A MORTGAGE IN FAVOR OF BANK OF UTAH, AS SECURITY TRUSTEE”, or such other inscription as Lessor from time to time may reasonably request (such nameplate to be affixed within ten days after the Delivery Date, and Lessee shall thereupon so advise Lessor). Nothing herein contained shall prohibit the Lessee from placing its customary colors and insignia on the Airframe or any Engine or from otherwise operating the Aircraft in its livery.

(e) No Authorization to Contract for Lessor. Nothing contained in this Lease shall constitute any consent or request by Lessor or any Secured Party express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Aircraft, any Engine or any Part thereof, nor as giving Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in such fashion as would permit the making of any claim against Lessor or any Secured Party in respect thereof or any claim that any Lien (other than Permitted Liens) based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interests of Lessor or any other Person in the Aircraft, any Engine or any Part thereof.

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(f) No Rights of Retention. Lessee hereby waives any and all rights of retention which it may have or which at any time hereafter may be conferred upon it, by virtue of law or otherwise, related to any replacement of Parts, alterations, modifications or additions that Lessee may make to the Airframe or any Engine. Lessee hereby expressly releases Lessor and the Secured Parties from any and all obligations, whether present or future, to indemnify or reimburse Lessee for any of the aforementioned replacements, alterations, modifications, improvements or additions.

Section 9. Loss, Destruction, Requisition, Etc.

(a) Event of Loss with Respect to the Aircraft. Generally. Upon the occurrence of an Event of Loss with respect to the Aircraft or the Airframe and the Engines and/or engines then installed thereon, the Lessee shall forthwith give each Holder and the Security Trustee written notice of such Event of Loss but in any event within five Business Days of the definitive determination of such occurrence. On the Business Day next following the earlier of (x) the 120th day following the occurrence of such Event of Loss or (y) the third Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, the Lessee shall either:

1. pay or cause to be paid to the Security Trustee an amount equal to the aggregate amount of principal, Break Amount (if any), interest and other amounts then due on or in respect of the Notes, or

2. deliver the amount determined in paragraph 1 above to the Security Trustee to be held by the Security Trustee as security for the obligations of the Lessee under this Section 9 pending the Lessee’s decision, to be made no later than 90 days following such Event of Loss, whether or not to substitute an aircraft, airframe or an airframe and one engine as provided below.

The obligation of the Lessee under the preceding sentence shall be deemed satisfied by the depositing of insurance proceeds relating to such Event of Loss, pursuant to Section 10(b)(i)(2) hereof, with the Security Trustee in the amounts and the timing specified above. The Lessee may utilize such funds on deposit pursuant to paragraph 2 above to purchase the Replacement Airframe and Replacement Engines, if any, necessary to comply with the terms of this Section 9(a).

Concurrently with any payment pursuant to paragraph 1 or 2 above, the Lessee will provide each Holder and the Security Trustee with written notice specifying whether such amounts have been provided pursuant to paragraph 1 or paragraph 2, as the case may be; provided that in the case of a direct payment by the insurers to the Security Trustee, the Lessee shall have a minimum of 90 days from the date of such Event of Loss to provide such notification. If the Lessee intends to replace the Aircraft, the Airframe, any Engine, or the Airframe and one related Engine subject to an Event of Loss as provided below, the Lessee will obtain a suitable substitute and otherwise comply with the provisions hereof regarding substitution within 120 days following the occurrence of the Event of Loss and if the Lessee fails to do so (and has not obtained an extension of such 120 day period from the Security Trustee), the Lessee shall be deemed to have elected to pay, and shall pay, to the Security Trustee on such 120th day (or the next following Business Day if such day is not a Business Day) the amount determined in accordance with paragraph 1 above. The amounts held by the Security Trustee as collateral security for the Lessee’s obligations on such date, together with interest or other earnings on such amount shall be applied by the Security Trustee on such date (to the extent not in excess of the amount then due and payable by the Lessee) and, to the extent of such application and payment, shall reduce the amount required to be paid by the Lessee on such payment date. To the extent, if any, that such amounts held by the Security Trustee as collateral security, together with interest and earnings thereon, exceed the amounts payable by the Lessee pursuant to the second preceding sentence, the Security Trustee shall, after application of such excess amounts to any amounts payable by the Lessee pursuant to the immediately succeeding paragraph, pay to the Lessee any such excess amounts.

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(b) Replacement Aircraft. In the event the Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one engine, as the case may be) for the Aircraft (or the Airframe and one or more Engines) subject to an Event of Loss, the Lessee shall, not later than the 120th day following the occurrence of such Event of Loss (or the next succeeding Business Day if the 120th day is not a Business Day):

(i) cause to be conveyed to the Lessor (if not already owned by the Lessor) title to an aircraft (or an airframe or an airframe and one engine which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Incohate Liens) and having at least the age (as determined by year of manufacture), value and utility and being in as good an operating condition as the Aircraft subject to such Event of Loss (in each case without taking into account hours, cycles and maintenance schedule) assuming that the Aircraft had been maintained in accordance with the terms of the Mortgage; provided that any aircraft, airframe or engine so substituted hereunder shall be an Airbus A320-200 aircraft or an CFM International Inc., model CFM56-5B4 engine, as applicable; and

(ii) prior to or at the time of any such substitution, the Lessee will:

(1) Lease and Mortgage Supplement. Cause a Lease Supplement and a Mortgage Supplement with respect to any replacement airframe or engine to be duly executed by the Lessee and Lessor, respectively, and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which an airframe is to be registered, cause the international interest with respect to such Mortgage Supplement, the international interest with respect to such Lease Supplement (with the right to discharge transferred by the Lessor as transferor to the Security Trustee as transferee), and the assignment of an international interest (assigning the international interest of this Lease) to be registered with the International Registry as an international interest with respect to such replacement airframe or engine, and cause to be prepared for execution and filing such additional documents as are necessary to reflect the security interests of the Lessor and the Security Trustee.

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(2) Title and Insurance. Furnish the Lessor with such evidence of the Lessor’s title to such replacement airframe and engine(s) and of compliance with the insurance provisions of Section 10 with respect to such substituted property as the Lessor may reasonably request.

(3) Certificate of Lessee. Furnish a certificate satisfactory to the Lessor signed by a duly authorized officer of the Lessee stating the following:

(x) with respect to any replacement airframe:

(i) a description of the Airframe subject to the Event of Loss which shall be identified by manufacturer, model, U.S. registration number (or other applicable registration information) and manufacturer’s serial number;

(ii) a description of the replacement airframe to be received (including the manufacturer, model, U.S. registration number (or other applicable registration information) and manufacturer’s serial number);

(iii) that on the date of the Lease Supplement and the Mortgage Supplement relating to the replacement airframe the Lessor will be the title owner of such replacement airframe, free and clear of all Liens except Inchoate Liens (if acquired by the Lessor after February 28, 2006, with such ownership interest reflected on the International Registry as a contract of sale), that such replacement airframe will be on such date in good operating condition (subject to maintenance permitted or required by this Lease) and that such replacement airframe has been or, substantially concurrently therewith, will be duly registered in the name of the Lessee under the Federal Aviation Act (with Lessor’s title ownership interest reflected on the International Registry as a contract of sale), or under the law then applicable to the registration of the replaced Airframe and that an airworthiness certificate has been duly issued under such Act (or such other applicable law) with respect to such replacement airframe, that such registration and certificate is in full force and effect, and that the Lessee will have the full right and authority to use such replacement airframe;

(iv) the existence of the insurance (or self-insurance) required by Section 10 hereof with respect to such replacement airframe and the payment of all premiums, if any, then due on any such insurance;

(v) that the replacement airframe is of the same or improved model as the Airframe subject to the Event of Loss;

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(vi) the fair market value of the replacement airframe (subject to maintenance permitted or required by this Lease) as of the date of such certificate (which shall be not less than the fair market value of the replaced Airframe immediately prior to the date the Airframe suffered an Event of Loss (assuming the Airframe was in the condition and repair required to be maintained under this Lease)); and

(vii) that no Special Default or Lease Event of Default has occurred which has not been remedied or waived, or

(y) with respect to any replacement engine:

(i) a description of the Engine suffering the Event of Loss, which shall be identified by manufacturer’s serial number;

(ii) a description of the replacement engine (including the manufacturer’s name and serial number);

(iii) that on the date of the Mortgage Supplement and Lease Supplement relating to the replacement engine the Lessor will be the title owner of such replacement engine (if acquired by the Lessor after February 28, 2006, with such ownership interest reflected on the International Registry as a contract of sale) free and clear of all Liens except Inchoate Liens, that such replacement engine on such date will be in good working order (subject to maintenance permitted or required by this Lease) and condition and will have a value and utility (without regard to hours or cycles) at least equal to the Engine, and that such replacement engine is of the same or an improved model of the Engine; and

(iv) that each of the conditions specified in Section 9(d) below with respect to such replacement engine has been satisfied.

(4) Manufacturer’s Warranties. Furnish the appropriate instruments assigning to the Security Trustee the benefit of all manufacturer’s and vendor’s warranties generally available with respect to such replacement airframe.

(5) Appraisal. Deliver a certificate from an independent aircraft appraiser satisfactory to the Lessor confirming the accuracy of the information set forth in clause (b)(ii)(3)(x)(vii) above.

(6) Opinion of Counsel. Provide an opinion from the Lessee’s counsel reasonably satisfactory to the Security Trustee, to the effect that the instruments referred to in clause (1) above have been duly authorized and delivered, the replacement airframe and any replacement engine is free and clear of all Liens of record, the Security Trustee is entitled to the benefits of 11 USC §1110 with respect to the replacement airframe and any replacement engine to the same extent as with respect to the original Airframe and Engine(s) subject to the Event of Loss, the replacement airframe or replacement engine has been duly subjected to the Lien of the Mortgage and the Lease on a first priority and perfected basis (or, if the Aircraft is not then subject to U.S. registry, having the same priority and perfection required to be maintained under the Operative Documents in respect of the property being so replaced), the instruments subjecting such replacement airframe and any replacement engine to the Mortgage and to the Lease have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, (x) if any of the same was acquired by the Lessor after February 28, 2006, a contract of sale in favor of the Lessor as owner of such replacement airframe and/or engine(s) and (y) the international interest of the Mortgage in favor of the Security Trustee as mortgagee, the international interest of the Lease in favor of the Lessor (with the right to discharge transferred by the Lessor as transferor to the Security Trustee as transferee), and the assignment of an international interest (assigning the international interest of the Lease) by the Lessor as assignor in favor of the Security Trustee as assignee, with respect to such replacement airframe and/or engine(s) have been duly registered with the International Registry (subject to no prior interests) and no further action or filing or recording of any document is necessary or advisable in order to establish and perfect the Lien of the Security Trustee or the Lessor to such replacement airframe and any replacement engine.

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(c) Release of Liens upon Compliance. Upon compliance by the Lessee with all of the terms of Section 9(b) applicable to any replacement airframe and any engine, the Lessor will (and will direct the Security Trustee to) execute such documents as Lessee shall request to release from the Lien of the Mortgage and this Lease the Aircraft or the Airframe and one or more related Engines, and the assignment of this Lease as it pertains to the Aircraft or the Airframe and one or more related Engines, as the case may be, with respect to which such Event of Loss occurred; and the Security Trustee shall, contemporaneously with such transfer, release to the Lessee (or to the Person from which the Lessee is obtaining any Replacement Aircraft) all monies deposited by or on behalf of the Lessee with the Security Trustee as collateral security for the Lessee’s obligations pursuant to this Section. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property subject to the Lien of the Mortgage and to this Lease and shall be deemed the “Aircraft,” the “Airframe,” and an “Engine,” as the case may be, as defined herein.

(d) Event of Loss With Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Lessee shall forthwith give the Lessor written notice thereof (but in any event within ten days of such occurrence) and shall, within 90 days after the occurrence of such Event of Loss, as replacement for the Engine with respect to which such Event of Loss occurred, subject to the Lien of the Mortgage another CFM International Inc. model CFM56-5B4 engine (or, in each case, an engine of the same manufacturer of the same or an improved model and suitable for installation and use on the Airframe and compatible with the other Engines mortgaged hereunder) free and clear of all Liens (other than Inchoate Liens) and having a value and utility (without regard to hours or cycles) at least equal to, and being in as good an operating condition (subject to maintenance permitted or required by this Lease), as the Engine subject to such Event of Loss, assuming such Engine was maintained in accordance with the provisions of the Mortgage. Prior to or at the time of any such conveyance, the Lessee will:

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(i) Mortgage Supplement. Cause a Mortgage Supplement and a Lease Supplement with respect to such Replacement Engine to be duly executed and filed for recording pursuant to the Federal Aviation Act, and cause the international interest of such Mortgage Supplement, the international interest of such Lease Supplement (with the right to discharge transferred by the Lessor as transferor to the Security Trustee as transferee), and the assignment of an international interest (assigning the international interest of the Lease) to be registered with the International Registry with respect to such replacement engine;

(ii) Opinion of Counsel. Furnish the Lessor with a certificate from an officer of the Lessee to the effect that such Replacement Engine is free and clear of all Liens (other than Inchoate Liens), and an opinion of the Lessee’s counsel that upon execution and filing of the Mortgage Supplement and the Lease Supplement or other required document the Replacement Engine will be subject to the Lien of the Mortgage and the Lease on a first priority and perfected basis and (x) if such Replacement Engine was acquired by the Lessor after February 28, 2006, a contract of sale in favor of the Lessor as owner of such replacement engine(s) and (y) the international interest of the Mortgage in favor of the Security Trustee as mortgagee, the international interest of the Lease in favor of the Lessor (with the right to discharge transferred by the Lessor as transferor to the Security Trustee as transferee), and the assignment of an international interest (assigning the international interest of the Lease) by the Lessor as assignor in favor of the Security Trustee as assignee, with respect to such replacement engine(s) have been duly registered with the International Registry (subject to no prior international interests); provided that, in the case of any such Lien which ranks on par with or ahead in priority to the Lien of the Mortgage, the Lessee may satisfy the foregoing requirement if the Lessee shall have provided a bond or other security in respect of such Lien in an amount and under terms reasonably satisfactory to the Lessor;

(iii) Certificate of Lessee. Furnish the Lessor with a certificate signed by a duly authorized officer of the Lessee stating with respect to any Replacement Engine:

(1) a description of the Engine suffering the Event of Loss, which shall be identified by manufacturer’s serial number;

(2) a description of the Replacement Engine (including the manufacturer’s name and serial number);

(3) that on the date of the Lease Supplement and Mortgage Supplement relating to the Replacement Engine the Lessor will be the owner of such Replacement Engine (with such ownership interest reflected on the International Registry as a contract of sale if such Replacement Engine was acquired by the Lessor after February 28, 2006) free and clear of all Liens except Inchoate Liens, that such Replacement Engine will be on such date in good working order (subject to maintenance permitted or required by this Lease) and condition and that such Replacement Engine is of the same or an improved model of the Engine; and

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(4) that each of the conditions specified in this Section 9(d) with respect to such Replacement Engine has been satisfied;

(iv) Insurance Compliance. Furnish the Lessor with such evidence of compliance with the insurance provisions of Section 10 hereof with respect to such Replacement Engine as the Security Trustee may reasonably request;

(v) Placement into Service. Furnish the Lessor with evidence that such Replacement Engine was either first placed in service after October 22, 1994 or was acquired by the Lessee with the proceeds of insurance resulting from the associated Event of Loss of the Engine being replaced; and

(vi) Appraisal. Furnish the Lessor with an appraisal or engineer’s report reasonably satisfactory to the Security Trustee attesting to the requisite valuation of such Replacement Engine. Upon compliance by the Lessee with all of the terms of this Section 9(d) such Engine shall thereupon cease to be an Engine secured hereunder. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed an “Engine” hereunder.

(e) Application of Payments From Governmental Authorities for Requisition of Title, Etc. Any payments (other than insurance proceeds the application of which is provided for in Section 10) received at any time by the Lessee, Lessor or the Security Trustee from any governmental authority or other Person with respect to an Event of Loss (other than a requisition for use by the government of the United States of America or any other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss) will be applied as follows:

1. Reimbursement of Aircraft or Airframe. If payments are received with respect to the Aircraft (or the Airframe or any Engines or engines then installed thereon), after reimbursement of the Security Trustee and the Holders for reasonable costs and expenses, so much of such payments remaining as shall not exceed the amounts required to be paid by the Lessee pursuant to Section 9(a) shall be paid to the Security Trustee and applied in reduction of the Lessee’s obligation to pay such other amounts, if not already paid by the Lessee, or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts, and following the foregoing application, the balance, if any, of such payments shall be paid to the Lessee; and

2. Reimbursement of Engine. If such payments are received with respect to an Engine under circumstances contemplated by Section 9(d) hereof, so much of such payments remaining after reimbursement of the Security Trustee for reasonable costs and expenses shall be paid over to, or retained by, the Lessee, provided that the Lessee shall have fully performed, or will perform, the terms of Section 9(d) with respect to the Event of Loss for which such payments are made.

(f) Requisition for Use of the Aircraft by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe or the Engines or engines installed on the Airframe by the government of the United States of America or any other government of registry of the Aircraft or any instrumentality or agency of any thereof or a CRAF activation, in either case not constituting an Event of Loss, the Lessee shall promptly notify the Lessor of such requisition or activation, and all of the Lessee’s obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition or activation had not occurred. All payments received by the Security Trustee or the Lessee from such government for the use of the Airframe and Engines or engines shall be paid over to, or retained by, the Lessee.

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(g) Application of Payments During Existence of Special Defaults or Lease Events of Default. Any amount referred to in this Section 9 which is payable to or retainable by the Lessee shall not be paid to or retained by the Lessee if at the time of such payment or retention a Special Default or a Lease Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Security Trustee as security for the obligations of the Lessee under this Lease and, if the Lessor declares this Lease to be in default pursuant to Section 14 hereof, applied against the Lessee’s obligations hereunder as and when due. At such time as there shall not be continuing any such Special Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied in accordance with the preceding sentence.

Section 10. Insurance.

(a) Bodily Injury Liability and Property Damage Liability Insurance.

(i) Liability Insurance. Except as provided in paragraph (ii) of this Section 10, and subject to the self-insurance to the extent permitted by Section 10(d), the Lessee will at all times carry and maintain or cause to be carried and maintained, on a non-discriminatory basis and with insurers of internationally recognized responsibility, airline liability insurance, including third party and passenger legal liability, bodily injury liability, war risk and allied perils liability (“Liability War Risk Insurance”) as per and of a scope as comprehensive as AVN 52E, clause property damage liability, and contractual liability (exclusive of manufacturer’s product liability insurance) with respect to the Aircraft:

(1) Amount. In an amount per occurrence and in the aggregate where applicable not less than the greater of (x) the Minimum Liability Insurance Amount and (y) such amount as shall be standard in the industry and customarily maintained by a majority of similarly situated comparable U.S. carriers operating similar equipment on similar routes;

(2) Type. Of the type and covering the same risks as from time to time applicable to aircraft operated by the Lessee of the same type which comprise the Lessee’s fleet; and

(3) Scope. Of a scope consistent with industry practice for major U.S. carriers operating similarly-sized equipment on similar routes; provided that, in the case of Liability War Risk Insurance, such insurance shall be maintained by the Lessee if and to the extent that a majority of similarly-situated U.S. carriers operating similarly-sized equipment on similar routes maintain such insurance. The Lessee shall maintain cargo liability insurance for the Aircraft in an amount not less than the amount of cargo liability insurance maintained for other aircraft operated by the Lessee which is consistent with industry practice for major U.S. carriers operating similar sized equipment on similar routes.

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(ii) Liability Insurance While Not in Operation. During any period that the Aircraft is on the ground and not in operation, the Lessee may carry or cause to be carried, in lieu of the insurance required by paragraph (i) above, and subject to the self-insurance to the extent permitted by Section 10(d), insurance otherwise conforming to the provisions of said paragraph (i) except that:

(1) Coverage. The amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable to aircraft owned or leased by major U.S. carriers of the same or similar type as the Aircraft which are on the ground and not in operation; and

(2) Scope of Risks. The scope of the risks covered and the type of insurance shall be consistent with industry practice and the same as from time to time shall be applicable to aircraft owned or leased by major U.S. carriers of the same or similar type which are on the ground and not in operation and will be consistent with industry practice.

(b) Insurance Against Loss or Damage to the Aircraft.

(i) Hull All Risks and Hull War Risks and Allied Perils Insurance.

(1) Generally. Except as provided in paragraph (ii) of this Section 10, and subject to the provisions of Section 10(d) permitting self-insurance, the Lessee shall at all times carry and maintain or cause to be carried and maintained, on a non-discriminatory basis, in effect with insurers of internationally recognized responsibility:

i. All Risk. “All risk” aircraft hull insurance covering the Aircraft (with flight, taxiing and ingestion coverages) on an agreed value basis;

ii. Transit and Extended Coverage. Fire, transit and extended coverage of Engines and Parts while removed from the Aircraft (providing insurance for replacement value); and

iii. War Risk. War risk and allied perils insurance, including governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance (collectively, “Hull War Risk Insurance” and, collectively with Liability War Risk Insurance, “War Risk Insurance”) as per and of a scope as comprehensive as LSW 555D clause; provided that, in the case of Hull War Risk Insurance, such insurance shall be maintained by the Lessee if and to the extent that a majority of similarly-situated U.S. carriers operating similarly-sized equipment on similar routes maintain such insurance.

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The foregoing insurances under clauses (A) and (C) shall at all times while the Aircraft is subject to the Mortgage be for an amount (taking into account self-insurance to the extent permitted by Section 10(d)) not less than the Stipulated Insured Amount for the Aircraft. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, the Security Trustee shall hold any payment received by it of any hull insurance proceeds in respect of such loss for account of the Lessee or any other third party to the extent the Lessee or such third party is entitled to receive such proceeds.

(2) Adjustment. Except during a period when a Special Default or an Event of Default has occurred and is continuing (in which case all losses will be adjusted by the loss payee), all losses will be adjusted with the insurers by the Lessee (giving due regard to the interest of the Security Trustee). It is agreed that all insurance payments received under insurance policies required to be maintained by the Lessee pursuant to this Section 10(b) as the result of the occurrence of an Event of Loss will be applied as follows:

1. (x) if such payments are received as a result of an Event of Loss with respect to the Airframe (or the Airframe and the Engines installed thereon) that has been or is being replaced by the Lessee as contemplated by Section 9(a) hereof, such payments shall be paid over to, or retained by, the Security Trustee as security and upon completion of such replacement shall be paid over to the Lessee and (y) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon) that has not been or is not being replaced by the Lessee as contemplated by Section 9(a), payments as shall not exceed the amounts due pursuant to Section 3(g)(ii) of the Note Purchase Agreement shall be applied, after reimbursement of the Security Trustee for reasonable costs and expenses, in reduction of the Lessee’s obligation to pay such amounts, if not already paid by the Lessee, or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, the Lessee; and

2. if such payments are received with respect to an Engine under the circumstances contemplated by Section 9(d) hereof, such payments shall be paid over to, or retained by, the Lessee, provided that the Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 9(d) with respect to the Event of Loss for which such payments are made.

(3) Non-Event of Loss. The insurance payments for any property damage loss to an Airframe or any Engine not constituting an Event of Loss with respect thereto or with respect to an Event of Loss of an Engine (except as provided in this Section 10(b)(i)(2)) shall be paid as follows: all proceeds in respect of losses less than or equal to the Partial Loss Threshold shall be paid to the Lessee or to the repairmen, and all proceeds in respect of losses greater than the Partial Loss Threshold shall be paid to the Security Trustee, to be held as collateral security for the Lessee’s obligations hereunder, and applied to reimburse the Lessee for accomplishing repairs and/or replacements as required, or to pay suppliers directly for such repairs and/or replacements as directed by the Lessee; provided that any amounts in excess of the Stipulated Insured Amount for the Aircraft shall be paid to the Lessee. In the case of any payment to the Security Trustee (other than in respect of an Event of Loss of the Aircraft), the Security Trustee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and any interest or income earned thereon, to the Lessee or its order. The Security Trustee shall pay any insurance proceeds received by it to the Security Trustee at any time such proceeds are required to be applied to prepay the Notes.

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(ii) Hull All Risks and Hull War Risks and Allied Perils While Not in Operation. During any period that the Aircraft is on the ground and not in operation, the Lessee may carry or cause to be carried, in lieu of the insurance required by paragraph (i) above, and subject to the self-insurance to the extent permitted by Section 10(d), insurance otherwise conforming with the provisions of said paragraph (i), except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased and operated by major U.S. carriers of the same or similar type similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 10(d), the Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Insured Amount during such period that the Aircraft is on the ground and not in operation.

(c) Reports, Etc. The Lessee will furnish, or cause to be furnished, to the Security Trustee and the Holders on or before the Delivery Date and annually on or before the renewal dates of the Lessee’s relevant insurance policies, a report, signed by Marsh or any other recognized independent firm of insurance brokers, which brokers may be regularly retained by the Lessee (the “Insurance Brokers”), describing in reasonable detail the hull and liability insurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that, to the best of its knowledge, such insurance complies with the terms of this Section 10. Such information shall remain confidential as provided in Section 16(g) of the Note Purchase Agreement. The Lessee will cause the Insurance Brokers to agree to advise the Security Trustee and the Holders in writing:

(i) Notice of Default; Etc. (1) Of any default in the payment of premium, (2) of receipt of any notice of cancellation of such insurance policies, (3) if the Insurance Brokers cease to be the Lessee’s insurance broker for such insurance policies, (4) upon written request, of the premium payment situation, and (5) upon written request no later than one month prior to the expiration of such insurance policies, and within 14 days of receipt of such written request, whether the Lessee has sent renewal instructions to the Insurance Brokers; and

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(ii) Notice of Cancellation or Material Adverse Change. At least 30 days (seven days (or such other period as shall be available) in the case of War Risk Insurance) prior to the cancellation (but not scheduled expiration) or material adverse change of any insurance maintained pursuant to this Section 10, provided that, in respect of the War Risk Insurance, if the notice period specified above is not obtainable, the Insurance Brokers shall provide for as long a period of prior notice as shall then be obtainable.

(d) Self-Insurance. The Lessee may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise, under a program applicable to all aircraft in the Lessee’s fleet, the risks required to be insured against pursuant to Sections 10(a) and 10(b) but in no case shall the self-insurance with respect to the Aircraft exceed the lesser of (i) $2,000,000 and (ii) the prevailing mandatory minimum per aircraft (or, if applicable, any annual or other period) hull or liability insurance deductible imposed by aircraft hull and/or liability insurers in the applicable world-wide insurance markets; provided that no deductible shall be applicable in the case of a total loss of the applicable Airframe (unless U.S. industry standard requires a deductible to apply in such situation). No other self-insurance shall be permitted.

(e) Additional Insurance by Lessee; Insurance by Security Trustee. The Lessee may carry for its own account at its sole cost and expense additional insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent the Lessee from carrying the insurance required or permitted by this Section 10 or adversely affect such insurance provided hereunder or the cost thereof. In the event that the Lessee shall fail to maintain or cause to be maintained insurance as herein provided, the Security Trustee may, at its sole option, provide such insurance and, in such event, the Lessee shall, upon demand, reimburse the Security Trustee for the cost thereof.

(f) Application of Payments During Existence of a Special Default or a Lease Event of Default. Any amount referred to in this Section 10 which is payable to or retainable by or to be held for the benefit of the Lessee shall not be paid to or retained by or held for the benefit of the Lessee if at the time of such payment or retention a Special Default or a Lease Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Security Trustee, as security for the obligations of the Lessee under the Mortgage and, if the Security Trustee shall have declared the Mortgage to be in default, applied against the Lessee’s obligations hereunder as and when due. At such time as there shall not be continuing any such Special Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied in accordance with the preceding sentence.

(g) Terms of Insurance Policies. Any policies carried in accordance with Sections 10(a) and 10(b) covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, as applicable:

(1) shall (in the case of policies of airline liability and hull war liability coverage only) name the Additional Insureds as additional insureds, as their interests may appear;

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(2) shall (in the case of aircraft hull and hull war and allied perils insurance coverages only) name the Security Trustee as loss payee to the extent provided in clause (12) below;

(3) may provide for self-insurance to the extent permitted in Section 10(d);

(4) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insureds for 30 days after receipt by (but, in the case of War Risk Insurance, seven (7) days (or such other period as shall be available) after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change, provided, however, that if, in respect of the War Risk Insurance, any notice period specified above is not obtainable, such policies shall provide for as long a period of prior notice as shall then be obtainable;

(5) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Lessee and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee;

(6) shall (in the case of airline liability and hull war liability coverages only) be primary without any right of contribution from any other insurance which is carried by any Additional Insured;

(7) shall (in the case of airline liability and hull war liability coverages only) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured;

(8) shall waive any right of subrogation of the insurers or any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured but only to the extent of the indemnities provided under the Note Purchase Agreement;

(9) shall provide that losses (other than for total loss of the Aircraft) shall be adjusted with the Lessee (or, if an Event of Default shall have occurred which is continuing, with the Security Trustee);

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(10) shall provide that the Additional Insureds are not liable for any insurance premiums;

(11) shall be effective with respect to both domestic and international operations;

(12) shall provide that:

(i) except as specified in clause (iii) of this clause (12), in the event of a loss involving payments in excess of the Partial Loss Threshold, all payments in respect of such loss up to the amount of Stipulated Insured Amount (whether such payment is payable to the Lessee or any third party) shall be paid to the Security Trustee, it being understood and agreed that in the case of any payment to the Security Trustee otherwise than in respect of an Event of Loss of the Aircraft, the Security Trustee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and any interest or income earned thereon, to the Lessee or its order;

(ii) except as specified in clause (iii) of this clause (12), all proceeds involving payments of the Partial Loss Threshold or less and any payments of any loss in excess of Stipulated Insured Amount for the Aircraft shall be paid to the Lessee or its order; and

(iii) notwithstanding anything to the contrary contained in the preceding clauses (i) and (ii), if such payment is made on account of an Event of Loss of the applicable Airframe or a Special Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Security Trustee, all payments of loss shall be paid to the Security Trustee; and

(13) if war risk coverage is maintained, shall contain a 50/50 clause as per AVS 103.

(h) Failure to Insure. If the Lessee fails to maintain or cause to be maintained insurances in compliance with this Agreement:

(1) the Lessee shall, if the result is that:

(A) hull and hull war insurance in an amount at least equal to the Stipulated Insured Amount; or

(B) liability insurance in the amount required by this Agreement is not in force with respect to the Aircraft, ensure that the Aircraft is immediately grounded and kept grounded until such time as the insurances are again in force or, if earlier, until the Lessor gives its consent for the Aircraft to continue to be operated; and

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(2) the Lessee shall immediately notify the Security Trustee of the non-compliance and provide the Security Trustee with full details of any steps which the Lessee is taking, or proposes to take, in order to remedy such non-compliance; and each of the Security Trustee will be entitled but not bound (without prejudice to any other rights under this Agreement:

(A) subject to the agreement of the relevant insurers and/or brokers, to pay the premia due or to effect or maintain insurances satisfactory to the Security Trustee or otherwise remedy such failure in such manner (including by effecting and maintaining an “owner’s interest” policy) as the Security Trustee consider appropriate whereupon the Lessee shall immediately reimburse the Security Trustee for any amount so expended; and

(B) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by the Security Trustee, until such failure is remedied to the Security Trustee’s satisfaction.

(i) Continuing Insurance for Indemnity. The Lessee shall continue to effect and maintain (or shall cause to be effected and maintained), at its own cost, liability insurance on the Aircraft after the payment in full of all Obligations with respect to the Aircraft and the release of the Aircraft from the lien hereof for such period as the Security Trustee may reasonably require (but for not after the earlier of (a) the second anniversary of such release and (b) completion of the next major overhaul with respect to the Aircraft and each associated Engine) which liability insurances provide for each Additional Insured to continue to be named as an additional insured thereunder.

(j) Indemnification by United States Government in Lieu of Insurance. Notwithstanding any provisions of Sections 10(a) or 10(b) requiring insurance, in lieu of insurance against any risk with respect to the Aircraft, indemnification from or insurance provided by the United States government or any agency or instrumentality thereof shall be at least equal to the amount of insurance against such risk otherwise required by Sections 10(a) or 10(b) and shall be considered adequate insurance for the purpose of Sections 10(a) and 10(b).

Section 11. Absolute Obligations. This Lease is a net lease, and, except as may otherwise be expressly provided herein or in the other Operative Documents, it is intended that Lessee shall pay or cause to be paid all costs, charges, fees, assessments, expenses, withholdings and Taxes (other than Excluded Taxes) of every character whether foreseen or unforeseen, ordinary or extraordinary, incurred in connection with or arising out of the use, operation, maintenance, repair, modification, alteration, replacement and leasing of the Aircraft during the related Term, including the costs, expenses and taxes and similar levies set forth in the Note Purchase Agreement. Lessee’s obligation to pay all Rent and to perform all other obligations hereunder is absolute and unconditional and shall not be affected or reduced by any circumstances or for any reason, including (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Purchasers, the Security Trustee, the Manufacturer, the Engine Manufacturer or any Person providing services with respect to the Aircraft, or any other Person, for any reason whatsoever (whether in connection with the transactions contemplated hereby or otherwise), including any breach by Lessor of its warranties contained herein or in the other Operative Documents; (ii) any defect in the title, airworthiness, eligibility of registration under any applicable law, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft or any portion thereof (subject to the provisions of Section 9 hereof), any interruption or cessation in the use of or possession thereof by or availability to Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessor, the Purchasers, the Security Trustee, the Manufacturer, the Engine Manufacturer or any other Person; (iii) any Lien with respect to the Aircraft or any portion thereof; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of any Person to enter into any Operative Document; (v) any change, waiver, extension, indulgence or liability or other act or omission in respect of any liability or obligation of Lessor, the Security Trustee or the Purchasers; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, Lessor or any Secured Party or any disaffirmance, rejection or other action taken with respect to this Lease, any other Operative Document, by Lessor, the Purchasers, the Security Trustee or any other Person, or by any court, in any such proceeding; (vii) Lessee at any time having immunity from suit, prejudgment attachment, attachment in aid of execution or execution on the grounds of sovereignty or otherwise, which immunity, if any, Lessee hereby expressly waives; (viii) any restrictions applicable to Lessee on the transfer or conversion of currency; or (ix) any other circumstances or happening of any nature whatsoever, whether or not similar to any of the foregoing; it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease or the other Operative Documents.

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This Lease shall not, except as expressly set forth herein, be cancelable by Lessee and, except as expressly set forth elsewhere in this Lease, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender this Lease or the Aircraft or any obligation imposed upon Lessee hereunder or under the other Operative Documents (including payment of Rent), except in accordance with the terms hereof and thereof.

If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of applicable law, except as specifically provided herein, Lessee, if and to the extent that Lessee retains the use and possession of the Aircraft, nonetheless agrees to pay to Lessor in respect of the Aircraft an amount equal to each Basic Rent payment and any Supplemental Rent payment at the time such payments would have become due and payable in accordance with the terms hereof and the other Operative Documents had this Lease not been terminated in whole or in part and so long as such payments are made and all other terms and conditions hereof are complied with by Lessee, Lessor and Lessee will deem this Lease to remain in full force and effect.

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Nothing contained in this Lease shall be construed as a waiver of Lessee’s right to seek any claim against the Lessor, the Security Trustee, any Secured Party or any other Person arising out of the transactions contemplated by the Operative Documents in a separate proceeding.

Section 12. Assignment. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in Sections 6(b)(i) and 7(c), neither party hereto shall, without the prior written consent of the other and except as expressly permitted by the Operative Documents, assign any of its rights or obligations hereunder.

Section 13. Events of Default. The following events shall constitute “Lease Events of Default” hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body in the United States or any other jurisdiction, or the administration or interpretation thereof) and each such Lease Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a) Payments on Rent and Notes. The Lessee shall have failed to make a payment of any principal of or interest of Basic Rent or on any Note within five Business Days after the same shall have become due; or

(b) Other Payments. The Lessee shall have failed to make any payment of any amount under the Operative Documents other than principal and interest on the Note or of Basic Rent after the same shall have become due and such failure shall continue for 10 Business Days after the Lessee’s receipt of written notice of such failure; or

(c) Insurance. (i) The Lessee shall fail to procure and maintain (or cause to be procured and maintained), with respect to the Aircraft, insurance required to be maintained in accordance with the provisions of Section 10 hereof or such insurance shall lapse or be canceled; or (ii) the Lessee shall fail to comply with its obligations in Section 7(b) hereof; or

(d) Breach of Covenant. The Lessee shall have failed to perform or observe, or caused to be performed and observed, in any material respect any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of 30 days after the Lessee’s receipt of written notice thereof from any Agent or any Holder; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of 180 days after such notice is received by the Lessee so long as the Lessee is diligently proceeding to remedy such failure; or

(e) Incorrect or False Representation or Warranty. Any representation or warranty made by the Lessee in any Operative Document or any document or certificate furnished by the Lessee in connection therewith or pursuant thereto shall prove to have been incorrect in a material respect at the time made and shall remain materially incorrect at the time discovered and, if such incorrectness, together with its consequences, is subject to cure, the adverse impact of such incorrectness remains uncured for 30 days after receipt of notice thereof by the Lessee; or

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(f) Voluntary Bankruptcy Proceeding. The commencement by the Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by the Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Lessee or for all or substantially all of its property, or the making by the Lessee of any general assignment for the benefit of creditors or the Lessee shall take any corporate action to authorize any of the foregoing or to authorize a general payment moratorium; or

(g) Involuntary Uncured Bankruptcy Proceeding. The commencement of an involuntary case or other proceeding in respect of the Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding remains undismissed and unstayed, in each case, provided that such event is curable and the Lessee is diligently proceeding to cure, for a period of 90 consecutive days, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Lessee, a receiver, trustee or liquidator of the Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of the Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated, in each case, provided that such event is curable and the Lessee is diligently proceeding to cure, for a period of 90 consecutive days after the date of entry thereof; or

(h) Air Carrier License. The Lessee fails or ceases to be a certificated air carrier or is suspended as a certificated air carrier or no longer has licenses to operate as an airline; or

(i) Security Interest. The Security Trustee’s first priority and perfected lien and international interest on the Mortgage Estate shall cease to exist; or

(j) Note Purchase Agreement. There exists any “Event of Default” under and as defined in the Note Purchase Agreement; or

(k) Cross-Default. There shall have occurred and be continuing (i) a “Lease Event of Default” under and as defined in the NPA 2015 Lease or (ii) an “Event of Default” under the BNP 2015 Loan Agreement; provided that, (1) in the case of clause (i), New York Life and its affiliates collectively hold at least a majority of both (A) the Senior Notes and (B) the “Senior Notes” as defined in the NPA 2015 Lease and (2) in the case of clause (ii), Investec holds at least a majority of (A) the Junior Notes and (B) the “Junior Notes” as defined in the BNP Loan Agreement.

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Section 14. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease by notice to Lessee to be in default and by notice to Lessee may, at its option, terminate any commitment of Lessor to lease any Aircraft for which the Delivery Date has not yet occurred (provided, that upon the occurrence of any Lease Event of Default described in Section 13(f) and (g), this Lease shall automatically be deemed in default and the Lessor’s commitment shall automatically terminate); and at any time after this Lease shall be declared or deemed to be declared to be in default, Lessor may, so long as Lessee shall not have remedied all outstanding Lease Events of Default or Lessor shall not have waived such Events of Default, exercise one or more of the following remedies with respect to all or any part of the Aircraft as Lessor in its sole discretion shall elect:

(a) Lessor may demand that Lessee pay Lessor, and Lessee shall pay to Lessor all Basic Rent that is accrued but unpaid in respect thereof until the date of receipt thereof, together with the then applicable Termination Sum computed as of the date of final payment in full thereof, all Supplemental Rent then due and payable by Lessee hereunder and all amounts then due and payable by Lessee under all other Operative Documents, and upon such payment of all such amounts, all Supplemental Rent then due and payable by Lessee hereunder, the Term shall terminate and, so long as no Lease Event of Default shall have occurred and be continuing, Lessor shall transfer pursuant to the terms and conditions set forth in Section 5(b) all of its rights, title and interest in and to the Aircraft (free and clear of all Liens created by the Security Documents) to Lessee, and Lessor and Security Trustee shall, at Lessee’s expense, execute and deliver such documents evidencing such transfer and shall take such further actions as may be required to effect such transfer;

(b) Lessor shall be entitled in addition to making any demand referred to in clause (a) above:

(i) to cause Lessee upon demand of Lessor (provided that such demand shall be deemed to have been given if Lessor is stayed by operation of law from making such demand) and at Lessee’s expense, to return promptly, and Lessee shall return promptly, all or such part of the Aircraft and the Aircraft Documentation relating thereto, as Lessor may so demand, to Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Aircraft were being returned at the end of the Term, or if Lessee does not so deliver the Aircraft or the Aircraft Documentation, Lessor, at its option, may enter upon the premises where all or any part of the Aircraft and the Aircraft Documentation are located and take immediate possession of and remove the same (together with any engine or part which is not an Engine or Part but which is installed on an Airframe or stored with or attached to any Engine subject to all of the rights of the Lessee, lessor, lienor or secured party of such engine or part provided, that as soon as practicable after Lessor has taken possession of the Aircraft, Lessor shall, at no cost to Lessor and at the request of the relevant owner, lessor, lienor or secured party, return such engine or part to Lessee unless such engine or part shall be an accession to the Aircraft under applicable law) by summary proceedings or otherwise all without liability accruing to Lessor for or by reason of such entry or taking of possession (except for liability caused by the gross negligence, willful misconduct or fraud of Lessor), whether for restoration of damage to property caused by such taking or otherwise; provided that all actions of Lessor in this respect are reasonable and necessary, and Lessor may institute proceedings to repossess the Aircraft in any jurisdiction where the Aircraft may be located; and provided further that if at any time after Lessor has exercised its rights under this clause (b), Lessee shall make the payments referred to in clause (a) above, the Term shall terminate;

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(ii) following repossession of the Aircraft pursuant to Section 14(b)(i), to sell the Aircraft at public or private sale, as the Lessor may determine; provided that Lessor shall apply the proceeds of any sale in the manner set forth in the Mortgage, and Lessor agrees to give Lessee at least 15 days’ prior notice of the date fixed for any public sale of the Aircraft or of the date on or after which will occur the execution of any contract providing for any private sale thereof, and any such sale shall be conducted so as to afford Lessee a reasonable opportunity to bid; and

(iii) Lessor may exercise any other right or remedy which may be available to it as a secured party under applicable law or under and subject to the Cape Town Convention, including, without limitation, all rights and remedies under and subject to Chapter III of the Convention and Chapter II of the Protocol. To the extent permitted by applicable law, Lessee and Lessor hereby agree that Lessor (including the Security Trustee and its assigns) shall not be required to provide notice to Lessee as set forth in Article IX(6) of the Protocol in connection with a proposal to procure the de-registration and export of the Aircraft without a court order. Lessee expressly agrees to permit Lessor to obtain from any applicable court, pending final determination of any claim resulting from a Lease Event of Default hereunder, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as Lessor shall determine in its sole and absolute discretion, subject to any procedural requirements proscribed by applicable laws.

In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Supplemental Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all proper legal fees and other costs and expenses actually incurred by Lessor, the Purchasers or the Security Trustee by reason of the occurrence of any Lease Event of Default or the exercise of Lessor’s remedies with respect thereto, including (A) all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 5 or in placing the Aircraft in the condition and airworthiness required by such Section and (B) any other costs and expenses that Lessor, any Purchaser or the Security Trustee may incur in connection with the retaking, holding, storage, export, deregistration and preparing for sale of the Aircraft and other like action or that Lessee has agreed to assume in any other Operative Document or pursuant to applicable law. Except as otherwise expressly provided above, no remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of, and no course of dealing by it with respect to, any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

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(c) In any proceeding in any jurisdiction commenced to repossess the Aircraft, it shall not be necessary for Lessor, or any other Person, to post any bond, security, undertaking or indemnity, in favor of, or for the benefit of Lessee, or any other Person, all of which are hereby knowingly, intentionally and irrevocably waived by Lessee.

(d) Lessee hereby consents to the exercise by Lessor of the remedies granted herein and in the Cape Town Convention (in accordance with the terms of the Cape Town Convention). Lessee acknowledges and agrees that Lessor may exercise such of the foregoing remedies as it shall determine in its sole discretion and none of the foregoing remedies is manifestly unreasonable. To the extent permitted by applicable law, Lessee and Lessor hereby agree that paragraph 2 of Article 13 of the Convention shall not apply to this Lease or to the exercise of any remedy by the Lessor under this Lease or the Cape Town Convention. Following termination of this Lease, Lessee agrees to immediately discharge, upon demand by Lessor or the Security Trustee, any registration made with the International Registry in its favor.

Section 15. Further Assurances; Investment of Security Funds.

(a) Further Assurances. Lessee and Lessor shall from time to time, at the cost and expense of Lessee, do and perform such other and further acts and duly execute and deliver such further documents and assurances as may be required by applicable law or reasonably requested by the one party to establish, maintain and protect the respective rights and remedies of the other party and to carry out and effect the intent and purpose of this Lease including, if reasonably requested by Lessor and at the expense of Lessee, the execution and delivery of supplements hereto or to the other Operative Documents, in recordable form, subjecting to this Lease or to the other Operative Documents, any replacement or substitute airframe or engine and the recording or filing of counterparts hereto or thereto, in accordance with the laws of such jurisdictions in which the Aircraft is based as Lessor may from time to time reasonably deem necessary after prior consultation with Lessee. Lessee shall be solely responsible for obtaining all required consents and approvals of, giving all required notices to, performing all required registrations and filings for recordation with, and taking all other necessary actions in the State of Registration and/or the United States, including any governmental or political agency, subdivision or instrumentality thereof. Without limiting the foregoing, Lessee shall cause this Lease, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed, deposited or recorded, at all times, in such places in the State of Registration, the jurisdiction where Liens are perfected against Lessor (if different), and such other jurisdictions in which the Aircraft is based as Lessor may reasonably request in order to perfect and preserve the rights of Lessor, the Security Trustee or the other Secured Parties hereunder, and furnish to Lessor an opinion or opinions of counsel or other evidence satisfactory to Lessor (acting reasonably) of each such filing, deposit or recordation and, without limitation of any of the foregoing, at the request of Lessor, promptly correct any defect, error or omission which may at any time hereafter be discovered in the contents of this Lease or in the execution, acknowledgment or delivery hereof and, at the request of Lessee, Lessor shall promptly correct any defect, error or omission which may at any time be discovered in the contents of this Lease or in the execution, acknowledgment or delivery hereof. Without limiting any of the foregoing, Lessee will cooperate fully with Lessor for obtaining the deregistration of the Aircraft and any required export licenses, when requested by the Security Trustee upon any return of the Aircraft required hereunder.

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(b) Investment of Security Funds. Any moneys held by the Security Trustee as security hereunder for Lessee’s obligations shall, until paid to Lessee or otherwise applied in accordance with the terms of the Operative Documents, be invested by the Security Trustee as Lessee may from time-to-time direct in writing (or orally and confirmed in writing), but subject to availability at the Security Trustee’s discretion (it being understood that absent such a direction, there shall be no obligation to invest such moneys) in:

(i) Governmental Obligations. Obligations of, or guaranteed by, the United States Government or agencies thereof.

(ii) Commercial Paper. Open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P 2 or its equivalent by Moody’s Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor’s Ratings Service.

(iii) Certificates of Deposit. Certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $750,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed five percent (5%) of such bank’s capital and surplus.

(iv) Offshore Certificates of Deposit. Dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof.

(v) Repurchase Agreements. Repurchase agreements with any financial institution having combined capital and surplus of at least $750,000,000 with any of the obligations described in clauses (i) through (iv) as collateral, none of which investments (but exclusive of any underlying investment that may be subject to a repo) shall have a term to maturity in excess of 30 days.

There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any, fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Special Default or an Event of Default shall have occurred and be continuing. The Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse the Security Trustee on demand.

Section 16. Quiet Enjoyment. Notwithstanding anything contained herein to the contrary, Lessor agrees and covenants that, unless a Lease Event of Default shall have occurred and be continuing, it will not take, and it will not permit any Person claiming through or under it to take, any action inconsistent with Lessee’s rights under this Lease, or otherwise through its own actions or failure to observe its obligations hereunder or under any other Operative Document in any way interfere with or interrupt or permit any Person claiming through or under it to interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Aircraft, the Airframe or any Engine by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease.

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Section 17. Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Lease) shall be given or made in writing (including, without limitation, by telecopy or e-mail), delivered to the intended recipient at the “Address for Notices” specified on its signature page hereto (or, in the case of the Security Trustee, in the Administrative Schedule of the Note Purchase Agreement) or, as to any party, at such other address as shall be designated by such party by notice to each other party. Except as otherwise provided in this Lease, all such communications shall be deemed to have been duly given when transmitted by telecopier or e-mail or personally delivered or, in the case of a notice sent by commercial courier or by hand, upon receipt, in each case given or addressed as aforesaid.

Section 18. Miscellaneous; Governing Law.

(a) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and shall not invalidate or render unenforceable the other provisions hereof in any jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought and only as permitted by the Operative Documents. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

(b) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(c) Any suit, action or proceeding against any of the parties hereto with respect to this Lease or any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as either party hereto in its sole discretion may elect, and each party hereto hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of Lessee and Lessor irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Lease or any other Operative Document will affect the right of any party to this Lease or any other Operative Document to serve process in any other manner permitted by law. Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in any of the aforesaid courts and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

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(d) To the extent that Lessee may be or hereafter become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Lease, to claim for itself or its property, assets or revenues immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, setoff, execution of judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

(e) The payment obligations of Lessee payable under this Lease and any other Operative Document (the “payor”) expressed to be payable thereunder in one currency (the “first currency”) shall not be discharged by an amount paid in another currency (the “second currency”), whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the first currency under normal banking procedures does not yield the full amount of the first currency due thereunder, and the payor shall indemnify the recipient of such payment (the “payee”) against any such shortfall; and in the event that any payment by the payor, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of the first currency, the payee shall have a separate cause of action against the payor for the additional amount necessary to yield the amount due and owing to the payee.

(f) If it is necessary to determine for any reason other than that referred to in Section 18(e) above the equivalent in the first currency of a sum denominated in the second currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Security Trustee could purchase the first currency with the second currency on the Business Day on which such determination is to be made (or, if such day is not a Business Day, on the next preceding Business Day).

Section 19. WAIVER OF JURY TRIAL. EACH OF LESSOR AND LESSEE IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTY HERETO ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN THE UNITED STATES OF AMERICA IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS LEASE.

Section 20. Security for Lessor’s Obligation. In order to secure the repayment, inter alia, of the Notes, Lessor has agreed in the Mortgage, among other things, to mortgage and assign to the Security Trustee its right, title and interest in and to this Lease and the Aircraft, subject to the reservations and conditions therein set forth. Lessee hereby consents to such mortgage and assignment and acknowledges receipt of a copy of the Mortgage it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. Until the Lien of the Mortgage has been released, (a) Lessee shall, notwithstanding anything herein to the contrary, make all payments of Rent and all other amounts payable hereunder in accordance with Section 3(h) of the Note Purchase Agreement and such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which Lessee may be able to assert against Lessor or any other Person in an action brought by any thereof on this Lease, (b) all rights of Lessor with respect to this Lease (including, without limitation, all consent, waiver and notice rights, and rights to make any requests or determinations), the Aircraft, the Airframe, any Engine or any Part thereof, to the extent set forth in and subject in each case to the exceptions set forth in the Mortgage, shall be exercisable by the Security Trustee (to the exclusion of Lessor) and (c) all documents, notices, certificates and opinions of counsel sent by Lessee to Lessor shall also be sent to the Security Trustee. To the extent, if any, that this Lease constitutes tangible chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be perfected through the transfer or possession of any counterpart hereof other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Security Trustee on the signature page thereof.

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Section 21. Lessor and Security Trustee Appointed Attorney-in-Fact. Lessee hereby irrevocably appoints each of Lessor and the Security Trustee the true and lawful attorney of Lessee (with full power of substitution) in the name, place and stead of, and at the expense of, Lessee in connection with the enforcement of the rights and remedies provided for in this Lease, exercisable upon the occurrence of and during the continuation of a Lease Event of Default: (i) to act singly and in its own name to represent Lessee before any governmental authority, ministry, agency or department in the State of Registration and also before any company, organization, individual or other entity and to execute and to do and perform on behalf of Lessee and in the name of Lessee or otherwise to deliver any applications, documents, consents, instruments or certificates which may be required in order to effect the deregistration in the State of Registration to obtain export licenses from the State of Registration, if required, and to take any other actions necessary or advisable for the repossession and exportation from the State of Registration of the Aircraft, the Airframe, any Engine or any Part, (ii) to give any necessary receipts or acquittances for amounts collected or received hereunder, (iii) to make all necessary transfers of the Aircraft, the Airframe, any Engine or any Part or part thereof in connection with any sale, lease or other disposition made pursuant hereto, in each case, in conformity with the applicable provisions hereof and of the other Operative Documents, (iv) to execute and deliver all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale, lease or other disposition made pursuant hereto and the other Operative Documents, Lessee hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (v) to terminate any pooling agreement or interchange agreement of Lessee pursuant to which the Airframe, any Engine or any Part may then be possessed by a Person other than Lessee. The power hereby granted is absolute, irrevocable and unconditional and is hereby deemed coupled with an interest. Nevertheless, if so requested by Lessor, the Security Trustee or a purchaser, lessee, or other transferee, Lessee shall ratify and confirm any such sale, lease or other disposition by executing and delivering to Lessor, the Security Trustee or such purchaser, lessee or transferee all proper bills of sale, assignments, releases, leases and other instruments as may be properly designated in any such request. Any recoveries by Lessor or the Security Trustee, whether pursuant to the exercise of any remedy hereunder or otherwise, shall be paid over to the Security Trustee and applied by the Security Trustee in accordance with the Mortgage.

Section 22. Lessor’s Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, other than in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after notice to the Lessee as to the occurrence of such failure, whether or not it shall yet constitute a Lease Event of Default hereunder) Lessor or the Security Trustee may (but shall be under no obligation to) itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor or the Security Trustee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent payable by Lessee upon demand together with interest thereon at the applicable Post-Default Rate.

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Section 23. English Language Prevails. For the avoidance of doubt, Lessor and Lessee agree any translation of this Lease shall not apply in construing this Lease and that the English version of this Lease shall govern for all purposes.

Section 24. Complete Agreement; ACC Counsel-Mandated Revisions. Except for the other Operative Documents, this Lease contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or agreements with respect thereto. Subject to the legend on the cover page of this Lease, this Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties hereto agree to amend this Lease in order to comport with any changes required by ACC counsel of the FAA following their review hereof to allow registration of the Aircraft in the name of the Lessee.

Section 25. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (ii) the fee estate in the Aircraft, or (iii) a beneficial interest in the Lessor.

Section 26. General Indemnity.

(a) Operational indemnity. The Lessee shall indemnify and at all times keep indemnified each Indemnitee against, on an After-Tax Basis, all Losses which may at any time be incurred by that Indemnitee:

(i) Subject to the next following paragraph, the Lessee hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from any and all Expenses imposed on, incurred by or asserted against any Indemnitee arising out of or directly resulting from (A) the operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale of the Aircraft, the Airframe or any Engine, or any engine used in connection with the Airframe or any part of any of the foregoing by the Lessee, any lessee or any other Person whatsoever, whether or not such operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale is in compliance with the terms of the Mortgage, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any person whatsoever and claims relating to any laws, rules or regulations pertaining to such operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, non-use, modification, alteration, sale or return including environmental control, noise and pollution laws, rules or regulations; (B) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of the Aircraft, the Airframe or any Engine, any engine used in connection with the Airframe, or any part of any of the foregoing including, without limitation, latent and other defects, whether or not discoverable, or trademark or copyright infringement; (C) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement to be performed, or other obligation of the Lessee under any of the Operative Documents to which it is a party, or the falsity of any representation or warranty of the Lessee in any of the Operative Documents to which it is a party; (D) the offer, sale and delivery by the Lessee or anyone acting on behalf of the Lessee of any Note or successor debt obligations issued in connection with the refunding or refinancing thereof (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Federal or state statute, law or regulation, or at common law or otherwise relating to securities (collectively “Securities Liabilities”)) (the indemnity provided in this clause (D) to extend also to any Person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); and (E) the transactions contemplated by the Operative Documents or any lease hereunder, any Lease Event of Default or the enforcement against the Lessee of any of the terms thereof (including, without limitation, Article V of the Mortgage).

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(ii) Limitations on Indemnity. The foregoing indemnity shall not extend to any Expense of any Indemnitee to the extent attributable to one or more of the following: (1) acts or omissions involving the willful misconduct or gross negligence of such Indemnitee or any Person acting on behalf of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft); (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents applicable to it, including, without limitation, the creation or existence of a Security Trustee Lien or a Lender Lien (except to the extent such failure was caused directly by the failure of the Lessee to perform any of its obligations under the Operative Documents); (3) any representation or warranty by such Indemnitee in the Operative Documents or in connection therewith being incorrect in any material respect; (4) with respect to any Indemnitee, a disposition (voluntary or involuntary) by such Indemnitee of all or any part of such Indemnitee’s interest in the Airframe, any Engine or in any Operative Document other than during the continuance of an Event of Default; (5) other than amounts necessary to make payments on an after-tax basis, any Tax, or increase in Tax liability under any applicable law whether or not the Lessee is required to indemnify for such Tax pursuant to Schedule III to the Note Purchase Agreement; (6) acts or events occurring after (x) the Notes and all other amounts due to such Indemnitee under the Operative Documents have been paid in full or (y) the transfer of possession of the Aircraft pursuant to Article V of the Mortgage except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 5.01 of the Mortgage following the occurrence and continuance of an Event of Default; (7) a failure on the part of the Security Trustee or either Agent to distribute in accordance with the Note Purchase Agreement or the Mortgage any amounts received and distributable by it thereunder; and (8) any Expense which is payable or borne by a Person other than the Lessee pursuant to any provision of any Operative Document.

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(iii) Claims Against Indemnities. If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to the Lessee; provided that the failure to provide such notice shall not release the Lessee from any of its obligations to indemnify hereunder except to the extent that the Lessee is prejudiced as a result of the failure to give such notice in a timely fashion, and no payment by the Lessee to an Indemnitee pursuant to this Section 26(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Lessee such notice. The Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, so long as the Lessee has acknowledged in writing its responsibility for such Expense hereunder (unless such Expense is covered by clause (ii) of this Section 26(c), except that such acknowledgment does not apply if the decision of a court or arbitrator provides that the Lessee is not liable hereunder), (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at the Lessee’s sole expense, to participate therein. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions. Notwithstanding any of the foregoing, the Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if any Lease Event of Default shall have occurred and be continuing, if such proceedings will involve a material risk of the sale, forfeiture or loss of the Aircraft unless the Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitee with respect to such risk or if such proceedings could entail any risk of criminal liability being imposed on such Indemnitee.

(iv) Information for Lessee. The Indemnitee shall supply the Lessee with such information reasonably requested by the Lessee as is necessary or advisable for the Lessee to control or participate in any proceeding to the extent permitted by this Section 26(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 26(c).

(v) Information for Indemnitees. The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 26(c).

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(vi) Expenses Covered by Insurance. In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee (or any Lessee) pursuant to Section 10 or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense. Notwithstanding any of the foregoing to the contrary, with respect to any Expense which is covered under policies of insurance maintained by the Lessee (or any Lessee) pursuant to Section 10 or otherwise, the rights of an Indemnitee to control or participate in any proceedings shall be modified to the extent necessary to comply with the requirements of such policies and the rights of the insurers thereunder.

(vii) Subrogation. To the extent of any payment of any Expense pursuant to this Section 26(c), the Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with the Lessee to permit the Lessee to pursue such claims, if any, to the extent reasonably requested by the Lessee.

(viii) Reimbursement. In the event that the Lessee shall have paid an amount to an Indemnitee pursuant to this Section 26(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay the Lessee the amount of such reimbursement, including interest received attributable thereto, provided that no Lease Event of Default has occurred and is continuing.

*    *    *

[Lease Agreement [VIRGIN/NPA MSN 6965]]

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Lease Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

VX 2015 LLC By VX 2015 Trust, its Manager By Delaware Trust Company, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

Address for Notices:

VIRGIN AMERICA INC.

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer

Address for Notices:

Receipt of this original counterpart No. 1 is acknowledged by: BANK OF UTAH, as Security Trustee

By:	/s/ Brett R. King
Name:	Brett R. King
Title:	Vice President

[Lease Agreement [VIRGIN/NPA MSN 6965]]

APPENDIX A

[VIRGIN/NPA 6965]

DEFINITIONS AND RULES OF USAGE

(a) UNLESS A CONTRARY INDICATION APPEARS, A REFERENCE IN THIS AGREEMENT TO:

(i) the “agreed form” of any Operative Document means the form of such Operative Document which on the date hereof has been agreed by the Lessee and the Security Trustee (acting on the instructions of the Purchasers);

(ii) any “applicable law” means (a) applicable laws, statutes, decrees, decree laws, acts, codes, regulations, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, unless the context otherwise requires, any instrument passed in substitution therefor or for the purposes of consolidation thereof with any other instrument or instruments, in each case, unless the context otherwise requires, as amended, modified, varied or supplemented from time to time, (b) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time and (c) applicable orders, guidelines, notices, guidance, rules and regulations of any state or government or any government entity, in each case having the force of law;

(iii) any person includes its and any subsequent successors in title, permitted assigns and permitted transferees;

(iv) “assets” includes present and future properties, revenues and rights of every description;

(v) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi) an “Operative Document” or any other agreement or instrument is a reference to that Operative Document or other agreement or instrument as amended, supplemented or novated in accordance with the terms thereof and of this Agreement or any other Operative Document, together with all exhibits, schedules and other attachments thereto;

(vii) a “regulation” includes any regulation, rule or official directive (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(viii) a reference to a “Schedule” is a reference to such Schedule as it may be amended from time to time in accordance herewith;

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(ix) unless the context shall otherwise require, a provision of law is a reference to that provision as amended or reenacted; and

(x) a time of day is, unless stated otherwise, a reference to New York time.

(b) section and schedule headings are for ease of reference only.

(c) unless a contrary indication appears, a term used in any other operative document or in any notice given under or in connection with any operative document has the same meaning in that operative document or notice as in this agreement.

DEFINED TERMS

“Additional Insured(s)” means the Lessor, the Lessor Parent, DTC, the Security Trustee and the Holders.

“Affected Person” means, (i) the Owner, (ii) any subsidiary of the Owner, (iii) any Affiliate of the Owner (other than any Person that is an Affiliate of the Owner solely by reason of its ownership of shares of the Owner), or (iv) any officer, director, trustee or agent of the Owner or such subsidiary or such Affiliate that will act in any capacity with respect to this Agreement.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or under common control with, such Person. The term “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” or “Agents” means either or both, as the context may require, of the Senior Agent and the Junior Agent.

“Aircraft” means the Airframe together with the two Engines referenced in a Mortgage Supplement delivered in connection with the Designated Aircraft, including buyer furnished equipment, whether or not such Engines are installed on the Airframe or any other airframe, and, where the context permits, all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect to the foregoing property.

“Aircraft Related Agreement” means, for the Aircraft, its Bills of Sale, Purchase Agreement and Purchase Agreement Assignment.

“Airframe” means: (i) the Airbus A320-200 aircraft (excluding Engines or engines from time-to-time installed thereon) specified by United States Registration Number and Manufacturer’s Serial Number in a Mortgage Supplement; (ii) any and all related Parts; and (iii) any Replacement Airframe which may from time to time be substituted for the Airframe then subject to the Mortgage pursuant to Section 9(b) of the Lease.

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“Airframe Warranties Agreement” means each agreement dated the Delivery Date, between, inter alios, the Manufacturer, the Lessee and the Security Trustee in respect of the airframe warranties associated with the Aircraft delivered on such date.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Purchaser, the Owner or any subsidiary or Affiliate of the Owner from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to the Owner or any subsidiary or Affiliate of the Owner from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (d) Executive Order 13224 (effective September 24, 2001).

“Applicable Margin”, in respect of the Notes, has the meaning set forth in Section 1 of the Note Purchase Agreement.

“Applicable Rate” means, for any Interest Period with respect to any Note, a rate per annum equal to (i) in the case of a Floating Rate Note, the relevant Floating Rate for such Interest Period and (ii) in the case of a Fixed Rate Note, the relevant Fixed Rate for such Interest Period.

“Assigned Warranties” means the warranties referenced in the Airframe Warranties Agreement and the Engine Consent.

“Assignment and Assumption Agreement” means an agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

“Basel II” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in, or methods of calculating capital adequacy pursuant to, “Basel II: International Convergence of Capital Measurement and Capital Standards: a Revised Framework - Comprehensive Version” published by the Basel Committee on Banking Supervision in June 2006, as amended, supplemented or restated (other than by Basel III), or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation.

“Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in, or methods of calculating capital adequacy pursuant to, “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated, or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation.

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“Basic Rent” means, in respect of the Aircraft, the rent payable under Section 3(b) of the Lease.

“Benchmark Index Rate Adjustment” means the difference between the Closing Benchmark Index Rate and the Initial Benchmark Index Rate.

“Bills of Sale” means the FAA Bill of Sale and the Warranty Bill of Sale in favor of Owner in respect of the Aircraft.

“BNP 2015 Loan Agreement” means the Facility Agreement [Virgin/Bank 2015] dated as of April 29, 2015 among Lessee, as borrower, the Lenders named therein, BNP Paribas, New York Branch, as senior agent, Investec, as junior agent and the Bank of Utah as Security Trustee.

“Break Amount” means, as of any date of determination and for the Junior Notes, the amount, if any, equal to the sum of (i) LIBOR Break Amount and (ii) Swap Breakage Loss.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York and, if such day relates to (i) the giving of notices or quotes in connection with the LIBOR, the city and state in which the Payment Office is located, New York, New York and London, England or (ii) the borrowing of any Note or payment or prepayment of principal of or interest on the Notes, the city and state in which the Payment Office is located, New York, New York and London, England.

“Cape Town Convention” means the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001.

“Certificate Register” has the meaning specified in Section 14(d) of the Note Purchase Agreement.

“Change in Law” means the occurrence, after the date of the Note Purchase Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, pursuant to Basel II shall not be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Civil Reserve Air Fleet Program” or “CRAF” means the Civil Reserve Air Fleet Program administered by the United States Government or any substantially similar program.

“Class” means, with respect to any Note, a designation of whether such Note is a Senior Note or Junior Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means, separately and collectively, the collateral described in the Granting Clause of the Mortgage as constituting the Mortgage Estate.

“Collections” means, in respect of the Aircraft or the Lease, the “Collections” as defined in the Granting Clause to the Mortgage, but in all cases excluding Excluded Payments.

“Commitment” has the meaning specified in Section 2(a) of the Note Purchase Agreement.

“Consent and Agreement” means the Manufacturer Consent and Agreement [Virgin/NPA MSN 6965], dated as of the Delivery Date, of Airbus S.A.S. in respect of the Aircraft.

“Controlling Creditor” has the meaning specified in the Intercreditor Agreement.

“Default” means any event which with the giving of notice or the lapse of time or both if not timely cured or remedied would become a Lease Event of Default pursuant to Section 13 of the Lease.

“Default Event” means a Lease Event of Default or an Event of Default.

“Delivery Date” means the date of the initial Mortgage Supplement.

“Dollars”, “Dollar” and “$” means the lawful currency of the United States of America.

“DTC” means Delaware Trust Company, in its individual capacity.

“Effective Date” means the date the Note Purchase Agreement becomes effective as provided in Section 4(a) of the Note Purchase Agreement.

“Engine” means (i) each of the two CFM International Inc. model CFM56-5B4 engines listed by Manufacturer’s Serial Numbers in the initial Mortgage Supplement, whether or not from time to time installed on the Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any Engine pursuant to the terms of the Lease; and (iii) in each case, any and all related Parts.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Engine Agreement” means General Terms Agreement CFM-04-0012B, dated June 14, 2004 between the Lessee and Engine Manufacturer.

“Engine Consent and Agreement” means the Engine Consent and Agreement dated as of the Delivery Date of the Engine Manufacturer in respect of the Aircraft between, inter alios, the Owner, the Engine Manufacturer and the Security Trustee.

“Engine Manufacturer” means CFM International Inc.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning specified in Section 10 of the Note Purchase Agreement, which, for ease of reference is also contained below:

“SECTION 10 Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(i) the Owner shall default in the payment of any interest on any Note on the Payment Date thereof; or

(ii) the outstanding principal amount of the Notes shall not have been paid in full by Final Legal Maturity;

THEREUPON: (A) the Security Trustee may, by notice to the Owner, terminate the Commitments and they shall thereupon terminate, (B) the Security Trustee may and, upon request of the Controlling Creditor shall, by notice to the Owner demand payment of the Termination Sum, (C) declare the principal amount then outstanding of, and the accrued interest on, the Notes and all other amounts payable by the Owner and the Lessee (under such Operative Document to which each is a party and without duplication) hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Owner and (D) exercise any or all of the remedies set forth in Article V to the Mortgage.

For the avoidance of doubt, the failure to pay interest on any Note that converts to principal as provided in Section 3.2(d) hereof shall be deemed not to be a default in payment of interest for the purposes of clause (i) of this Section 10.”

“Event of Loss” means, with respect to the Aircraft or the Airframe or any Engine, any of the following events with respect to such property:

(a) the loss of such property or of the use thereof due to destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

[Lease Agreement [VIRGIN/NPA MSN 6965]]

(b) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a constructive total loss;

(c) the requisition for use or hire of such property by any government (other than the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Lessee (or any Permitted Sublessee) for a period in excess of nine consecutive months;

(d) requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft or the Airframe or any Engine associated with the Aircraft by any government, whether de facto or de jure, but shall exclude requisition for use or hire not involving requisition of title;

(e) as a result of any law, rule or regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 12 consecutive months, unless the Lessee (or Permitted Sublessee), prior to the expiration of such 12 month period, shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of 18 consecutive months; and

(f) with respect to an Engine only, any divestiture of title to or interest in such Engine or any event with respect to such Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(c) of the Lease.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe related to the Aircraft.

“Excluded Payments” means, with respect to the Aircraft, the Lease and the related Aircraft Related Agreements, (i) indemnity or similar payments (whether or not payable as supplemental rent) paid or payable by the Lessee under the Lease or Aircraft Related Agreements or related documents to the indemnitee or other payee entitled thereto pursuant to the Lease or Aircraft Related Agreements, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the indemnitee or payee entitled thereto, (iii) proceeds of insurance maintained with respect to the Aircraft by the Lessee or any Affiliate of the Lessee and not required under the Lease or under the Note Purchase Agreement or any other Operative Document, (iv) any interest paid or payable on any amounts described in clauses (i) through (iii) of this definition, and (v) the proceeds from the enforcement by the Owner or other indemnitee or payee of the payment of any amount described in clauses (i) through (iv) of this definition, in each case however, only to the extent such amount is in respect of a claim personal to the applicable Person and is not necessary to restore the value of the Collateral.

“Excluded Taxes” has the meaning specified in Schedule III to the Note Purchase Agreement.

“Expense” or “Expenses” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature but excluding internal costs and expenses such as salaries, any amounts that would be included in Break Amount, and overhead of whatsoever kind and nature.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“FAA Bill of Sale” means a bill of sale on AC Form 8050-2 or such other form as may be approved by the FAA in favor of the Owner from the Manufacturer in respect of the Aircraft.

“FAA Counsel” means McAfee & Taft, A Professional Corporation.

“FATCA” has the meaning specified in Schedule III to the Note Purchase Agreement.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Aviation Act” means subtitle VII of Title 49 of the United States Code, or any successor provision.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

“FedWire” means the funds transfer system used to transfer reserve balances for immediately available credit among the member banks of the United States Federal Reserve System.

“Fee Letter” means each of (i) in the case of New York Life, the letter agreement between the Lessee and New York Life, pursuant to which the Lessee has agreed to pay certain fees and (ii) in the case of Investec, the letter agreement between the Lessee and Investec, pursuant to which the Lessee has agreed to pay certain fees.

“Finance Parties” means, together, the Purchasers, each Agent and the Security Trustee (each, a “Finance Party”).

“Fixed Rate” means, if the Notes of any Class and Tranche are to bear interest at a fixed rate, the fixed rate for such Notes determined in accordance with Section 3(b)(ii) of the Note Purchase Agreement (calculated on the basis of a year of 360 days consisting of 12 30-day months). The Fixed Rate for any Senior Note of any Tranche shall be the rate specified on Schedule I to the Mortgage Supplement for the Aircraft and the Fixed Rate for any Junior Note shall be the rate specified on Schedule II to the Mortgage Supplement for the Aircraft; provided that, in the case of any Special Junior Lender, the Fixed Rate applicable to its Junior Notes shall be reduced by 15 basis points for so long as it shall be a holder of such Junior Notes.

“Fixed Rate Note” means a Note evidenced by Notes which bear interest at a Fixed Rate.

“Floating Rate Note” means Junior Notes which bear interest at the Floating Rate. Each Junior Note shall be a Floating Rate Note unless the Owner shall have made an election to have such Note bear interest at a Fixed Rate in accordance with Section 3(b)(ii) of the Note Purchase Agreement.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, the Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l’Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Nederlandse Luchtvaart Authoriteit of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

“GAAP” means generally accepted accounting principles then in effect in the United States, consistently applied.

“Governmental Authority” means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

“Hedging Transaction” means, for any Junior Purchaser of a Fixed Rate Note and in respect of the Notes of any Class for such Note, an interest rate swap transaction entered into by such Holder (on an actual or notional basis) with a Swap Counterparty in connection with such Fixed Rate Note on customary terms consistent with market practice (documented (or deemed documented)) by the Swap Form and a hedge confirmation incorporating the terms of this definition) where such Holder will (i) pay to such Swap Counterparty under such swap transaction on each Interest Payment Date for such Class following the Swap Effective Date, an amount equal to the interest scheduled to be paid to such Holder on such Notes calculated at a rate equal to the Fixed Rate for such Note minus the Applicable Margin for such Note (calculated on the basis of a year of 360 days and actual number of days elapsed) and (ii) receive from such Swap Counterparty on each such Interest Payment Date an amount equal to the amount of interest that would have accrued on such Notes during the Interest Period for such Class ending on such Interest Payment Date at LIBOR (flat) (subject, for the avoidance of doubt, to the 0% floor as provided in the definition of LIBOR) taking into account any stub periods on the first and/or last Interest Periods (for which stub periods the applicable floating rate for such period will be calculated using standard interpolation methodologies) for such Interest Period (calculated on the basis of a year of 360 days and actual number of days elapsed) and incorporating the methodologies described in the definition of “Swap Break Amount” associated with any termination of such swap transaction in whole or in part in association with any acceleration or prepayment of such Fixed Rate Note.

“Holder” means, at any time, any holder of any Senior Note or any Junior Note.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Illegality Event” means the occurrence of any of the following events or circumstances:

(a) it becomes unlawful or contrary to any applicable law for any party to any of the Operative Documents to perform any of its material obligations under the Operative Documents and/or to continue as a party to any of the Operative Documents; or

(b) all or any material part of any Operative Document becomes void, illegal, invalid, unenforceable or of limited force and effect.

“Increased Cost Notice” has the meaning specified in Section 3(k) of the Note Purchase Agreement.

“Increased Costs” has the meaning specified in Section 3(k) of the Note Purchase Agreement.

“Indemnitee” or “Indemnitees” means the Lessor, the Lessor Parent, DTC, the Security Trustee, the Holders, the Agents and each of their respective successors, permitted assigns, and directors, officers, and employees.

“Initial Rent” means, in respect of the Aircraft, an amount equal to the difference between the purchase price for the Aircraft and the sum of the pre-delivery payments made on account of the Aircraft and the aggregate Commitments of the Purchasers therefor.

“Intercreditor Agreement” means the Intercreditor Agreement [Virgin/NPA MSN 6965], dated as of October 5, 2015, among the Owner, the Senior Purchasers, the Junior Purchasers, the Agents and the Security Trustee.

“Interest Payment Date” means each of the four quarterly anniversary dates of the Issuance Date (or if there is no comparable day in any applicable month, the last day of such month); provided that, (i) in the case of a Floating Rate Note, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day and (ii) in the case of a Fixed Rate Note, there shall be no adjustment to period end dates by virtue of non-Business Days for the purpose of interest accruals. The Interest Payment Dates shall be the dates specified in the amortization schedule relating thereto attached to the Notes (subject to modification by the above proviso).

“Interest Period” means (a) initially, the period commencing on the Issuance Date and ending on the first Interest Payment Date thereafter and (b) thereafter, each successive three-month (or other applicable) period commencing on the final day of the preceding Interest Period and ending on the next succeeding Interest Payment Date.

“international interest” is defined in the Cape Town Convention.

“International Registry” is defined in the Cape Town Convention.

“Investec” means Investec Bank plc.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Issuance Date” has the meaning specified in Section 2(b)(i) of the Note Purchase Agreement.

“Junior Agent” has the meaning specified in the preamble to the Note Purchase Agreement.

“Junior Applicable Margin” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Junior Note” means each Note issued by the Owner to the Junior Purchasers pursuant to Section 2(a)(i) of the Note Purchase Agreement and any such Note issued in exchange or replacement therefor pursuant to Section 14(d) or 14(e) of the Note Purchase Agreement.

“Junior Omnibus Amendment [Virgin/Bank 2015]” means the omnibus amendment among Lessee, each Loan Participant party thereto, BNP Paribas, New York Branch as Senior Agent, Investec as Junior Agent and Bank of Utah as Security Trustee.

“Junior Purchasers” means Investec Bank plc, and each successor, permitted assignee or permitted transferee thereof as a Holder of a Junior Note.

“Lease” means the Aircraft Lease Agreement [Virgin/NPA MSN 6965] dated as of October 5, 2015 between the Owner, as lessor, and Lessee.

“Lease Event of Default” is defined in Section 13 of the Lease.

“Lease Supplement” means the lease supplement relating to the Aircraft to be entered into between Owner and Lessee under the Lease dated the Delivery Date for the Aircraft, substantially in the form of Exhibit I to the Lease

“Lender Lien” means any Lien which arises from acts or claims against a Purchaser not related to the transactions contemplated by the Operative Documents.

“Lessee” means Virgin America Inc.

“Lessor” means VX 2015 LLC, a Delaware limited liability company.

“Lessor Parent” means VX 2015 Trust, a Delaware statutory trust.

“LIBOR” means, for any Interest Period for any Note, the rate per annum equal to:

(a) the Screen Rate for such Interest Period for such Note; or

(b) (i) if no such Screen Rate is available for Dollars or for such Interest Period, the rate for deposits of an amount comparable to the aggregate outstanding principal amount of such Note for such Interest Period in Dollars for that period determined to be the arithmetic mean of the rates offered at or about 11:00 a.m. London time on the relevant Quotation Date by at least two Reference Banks to prime banks in the London interbank market and (ii) if the rate specified in (b)(i) is not available, then the rate for deposits of an amount comparable to the aggregate outstanding principal amount of such Note for such Interest Period in Dollars for that period determined to be the arithmetic mean of the rates offered at or about 11:00 a.m. New York time on the relevant Quotation Date by at least two Reference Banks to prime banks in the New York interbank market; provided, that for any Interest Period having a duration of less than three months, LIBOR for such Interest Period shall be the interpolated LIBOR determined using the Screen Rate and standard interpolation methodologies by reference to the next higher and next lower available maturities (as determined by the Agent for such Note).

[Lease Agreement [VIRGIN/NPA MSN 6965]]

Notwithstanding the foregoing, LIBOR for any Interest Period shall not be less than 0% per annum.

“LIBOR Break Amount” means the amount, if any, required to compensate each Holder for any losses, costs or expenses (excluding loss of profit) which it may incur as the result of the prepayment (including any by virtue of an acceleration) (or the failure to make any such prepayment on the date irrevocably scheduled therefor) of any Junior Note held by it on a date other than the last day of the then current Interest Period therefor, including, without limitation, losses, costs or expenses incurred in connection with unwinding or liquidating any deposits or funding or financing arrangement with its funding sources, as reasonably determined by such Holder. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid (including any by virtue of an acceleration) from the date of such prepayment (including any by virtue of an acceleration) to the last day of such Interest Period (the “Break Period”) at the LIBOR therefor in excess of (ii) the interest component of the amount the affected Holder would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to the Break Period (as reasonably determined by such Holder). Each Holder shall provide a certificate to the Owner and the Lessee documenting its calculation of LIBOR Break Amount.

“Lien” means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or other lien of any kind on property. “Lien” shall include any interest registered on the International Registry other than the Owner’s ownership interest registered on the International Registry as a contract of sale with respect to the Aircraft.

“Loan Documents” means the Operative Documents.

“Losses” shall mean and include all losses (including loss of profit), payments, damages, liabilities, claims, proceedings, actions, penalties, fines, Taxes, duties, fees, rates, levies, charges, demands, royalties or other sanctions of a monetary nature, fees, insurance premiums, calls, judgments, costs and expenses.

“Maintenance Program” means (a) the maintenance program for the Aircraft which is approved by the FAA or the regulatory authority having jurisdiction over the Aircraft and (b) in respect of the Engines, the OnPoint program provided by CFM and its affiliates.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Majority Junior Holders” means, as of any date of the determination thereof, (i) if no amount in respect of any Junior Note is then outstanding, a Junior Purchaser or Junior Purchasers whose Junior Commitments aggregate more than 50% of the aggregate Junior Commitments of all Junior Purchasers, or (ii) otherwise, the Holders of more than 50% in aggregate outstanding principal amount of all Junior Notes. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Junior Notes or amount of the Junior Commitments, there shall be excluded all Junior Notes and Junior Commitments, if any, held by the Owner or any Affiliate thereof.

“Majority Senior Holders” means, as of any date of the determination thereof, (i) if no amount in respect of any Senior Note is then outstanding, a Senior Purchaser or Senior Purchasers whose Senior Commitments aggregate more than 50% of the aggregate Senior Commitments of all Senior Purchasers, or (ii) otherwise, the Holders of more than 50% in aggregate outstanding principal amount of all Senior Notes. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Senior Notes or amount of the Senior Commitments, there shall be excluded all Senior Notes and Senior Commitments, if any, held by the Owner or any Affiliate thereof.

“Manufacturer” means Airbus S.A.S., in its capacity as manufacturer of the Aircraft, and its successors and assigns.

“Market Disruption Cost of Funds” has the meaning specified in Section 3(g)(ii) of the Note Purchase Agreement.

“Market Disruption Event” has the meaning specified in Section 3(g)(i) of the Note Purchase Agreement.

“Maturity Date” means, in respect of any Note, the date that all remaining principal and the Balloon, if any, payable in respect of such Note shall be due and payable.

“Mortgage” means the Mortgage and Security Agreement [Virgin/NPA MSN 6965] dated as of October 5, 2015 between the Owner and the Security Trustee, including any Mortgage Supplement and each other supplement from time to time entered into pursuant hereto.

“Mortgage Estate” is defined in the Granting Clause to the Mortgage.

“Mortgage Supplement” means a supplement to the Mortgage substantially in the form of Exhibit A, which shall particularly describe the Airframe and Engines, or any Replacement Airframe or Replacement Engine, included in the property of the Owner covered by the Mortgage, or any other supplement hereto.

“Mortgagor” means the Owner.

“New York Life” means New York Life Insurance Company.

“NPA 2015 Lease” means the Aircraft Lease Agreement [Virgin/NPA 2015] dated as of April 29, 2015 between VX 2015 LLC and the Lessee.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Non-U.S. Person” means any Person other than (i) a citizen or resident of the United States of America (for purposes of this definition, the “United States”), (ii) a corporation, partnership, limited liability company or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

“Note” means either or both, as the context may require, of a Senior Note or a Junior Note and “Notes” means all Notes, whether a Junior Note or Senior Note, issued pursuant to Section 2(a) of the Note Purchase Agreement and any such certificates issued in exchange or replacement therefor pursuant to Section 14(d) or 14(e) of the Note Purchase Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement [Virgin/NPA MSN 6965], dated as of October 5, 2015, among the Owner, the Purchasers, the Agents and the Security Trustee as such Note Purchase Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

“Note Value” means, as of any particular date of computation, the amount required to prepay or repay the Notes in full, together with interest thereon accrued to (but excluding) the date of such prepayment or repayment, Prepayment Fee and all other amounts of whatever description in respect of such Notes due to the Purchasers and the Security Trustee under the Note Purchase Agreement and the other Operative Documents as of such date.

“Obligations” is defined in the Granting Clause of the Mortgage.

“Obligor” or “Obligors” means each of the Owner and the Lessee

“Obsolete Part Amount” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Omnibus Amendment (Virgin/NPA 2015)” means the omnibus amendment among VX 2015 LLC, Lessee, New York Life, Investec, New York Life as Senior Agent, Investec as Junior Agent and Bank of Utah as Security Trustee.

“Operative Documents” means the Note Purchase Agreement, the Mortgage, any Mortgage Supplement, each Note, the Pledge Agreement, the Fee Letter, the Intercreditor Agreement, the Consent and Agreement, the Engine Consent and Agreement and any amendments or supplements of any of the foregoing.

“Original Amount” means the stated aggregate original principal amount of the Notes, which shall, on the Delivery Date, equal the amount of the Notes issued in respect of the Aircraft. The Original Amount for the Notes collectively and for each Tranche shall be as specified in Section 1 of the Note Purchase Agreement.

“Other Junior BNP Obligations” means all obligations payable in respect of the Other Junior Loans to the Other Junior Lenders under the BNP 2015 Loan Agreement.

“Other Junior Lenders” means the “Junior Lenders” under and as defined in the BNP 2015 Loan Agreement.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Other Junior Loans” means the “Junior Loans” under and as defined in the BNP 2015 Loan Agreement.

“Other Junior NPA Obligations” means so long as Investec holds a majority of the Junior Notes and a majority of the Other Junior Notes, the “Primary Obligations” under and as defined in the NPA 2015 Lease that are distributable under sub-clause (i) of clause Fourth in Section 4.3 of the “Intercreditor Agreement” under and as defined in the NPA 2015 Lease.

“Other Junior Notes” means the “Junior Notes” under and as defined in the NPA 2015 Lease.

“Other Junior Obligations” means, collectively, the Other Junior BNP Obligations and the Other Junior NPA Obligations.

“Other Senior Notes” means the “Senior Notes” under and as defined in the NPA 2015 Lease.

“Other Senior Obligations” means, so long as New York Life and its affiliates hold a majority of the Senior Notes and a majority of the Other Senior Notes, the “Primary Obligations” under and as defined in the NPA 2015 Lease that are distributable under sub-clause (i) of each of clauses First, Second and Third in Section 4.3 of the “Intercreditor Agreement” under and as defined in the NPA 2015 Lease.

“Other Senior Purchasers” means the “Senior Purchasers” as defined in the NPA 2015 Lease.

“Owner” means the Lessor.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines or (ii) PCE), which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as the Lien of the Mortgage shall cover the same pursuant to the terms of the Mortgage.

“Past Due Rate” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Payment Office” means the Security Trustee’s office and bank account referred to in Schedule I to the Note Purchase Agreement.

“PCE” means passenger convenience equipment.

“Permitted Investments” means those investments described in Section 2(b)(iv) of the Note Purchase Agreement.

“Permitted Lien” means (i) the respective rights of each of the parties to the Operative Documents as provided in the Operative Documents, (ii) the rights of any Permitted Sublessee and other Persons under any subleases and other agreements and arrangements to the extent permitted by the terms of Sections 7 and 8 of the Lease, (iii) Liens for fees or charges of any airport or air navigation authority payable by Lessee or any Permitted Sublessee either not yet due or being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of the Aircraft, or any part thereof, title thereto, interest therein or use thereof and that do not involve any potential for criminal liability, (iv) Liens for Taxes payable by Lessee or any Permitted Sublessee either not yet due or being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of the Aircraft or any Part thereof, title thereto, interest therein or use thereof and that do not involve either any potential for criminal liability or the imposition of any Lien for which an adequate bond has not been posted by Lessee, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with relevant generally accepted accounting principles, (v) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens on the Aircraft, the Airframe or any Engine arising in the ordinary course of business of Lessee or any Permitted Sublessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of the Aircraft or any Part thereof, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles, (vi) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of the Aircraft or any Part thereof, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles or a bond in accordance with the requirements of any applicable law, (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with Section 10 of the Lease and (viii) any Lien created with the prior written consent of the Security Trustee (in its sole discretion).

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Permitted Sublessee” means (i) any United States air carrier as to which there is in force at the time of entering into such sublease or other transfer a certificate issued pursuant to 49 U.S.C. 44705 or any successor provisions that give like authority and that is not subject to bankruptcy proceedings; or (ii) any manufacturer of airframes or engines or any air carrier that is listed in Schedule 1 to the Lease; provided that for any entity described in clause (ii), (x) such entity is based in a country with which the United States maintains normal diplomatic relations, (y) such entity is not subject to bankruptcy proceedings and (z) such transfer of possession shall not deprive the Finance Parties of their perfected and enforceable security interest.

“Permitted Transferee” means (i) the Lessee or any of its Affiliates, (ii) any Purchaser or any Affiliate of a Purchaser, (iii) any reputable bank or other reputable financial institution that is regularly engaged in or established for the purposes of making, purchasing or investing in commercial loans or secured notes; provided that, without the prior written consent of the Lessee, no airline or Affiliate of an airline shall be a Permitted Transferee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Plan” means an “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any “plan” (as such term is defined in Section 4975(e)(1) of the Code) which has been established or maintained or contributed to by the Lessee or an Affiliate (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) that, together with the Lessee, is treated as a single employer under Section 414(b), (c) or (m) of the Code.

“Pledge Agreement” means the Pledge Agreement dated on or before the first Issuance Date between the Trust and the Security Trustee with respect to the Pledged Interest, substantially in the form of Exhibit D to the Note Purchase Agreement as may from time to time be supplemented, modified or amended in accordance with the applicable provisions thereof.

“Pledged Interest” has the meaning assigned to such term in the Pledge Agreement.

“Primary Obligations” has the meaning assigned to such term in the Granting Clause of the Mortgage.

“Purchase Agreement” means those provisions of the Airbus A320 Family Purchase Agreement between the Lessee and the Manufacturer dated as of December 29, 2010 relating to the purchase by the Lessee of, inter alia, the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

“Purchase Agreement Assignment” means a purchase agreement assignment dated as of the Delivery Date, between Owner, as assignee, and Lessee, as assignor, pursuant to which Lessee assigns to Owner, inter alia, its right to purchase the Aircraft under the Purchase Agreement, in form and substance reasonably satisfactory to the Security Trustee.

“Purchaser” means each Holder initially a party to the Note Purchase Agreement, and its successors and assigns.

“Quotation Date” means, in relation to any Interest Period, two London business days before the first day of such Interest Period.

“Rating Agency” means Fitch, or such other nationally recognized credit rating agency as agreed by the Lessee and the Purchasers (in their sole discretion).

“Ratings Requirement” means the obligation of the Owner to obtain a preliminary long term credit rating (at no particular required rating level) with respect to the Notes, from the Rating Agency with respect to the current payment of interest and ultimate payment of principal on Final Legal Maturity.

“Reference Banks” means, with respect to any Note, the principal London offices of BNP, Investec and JPMorgan Chase or such other bank or banks as may from time to time be designated by the Agent for such Note and as may be reasonably acceptable to the Lessee.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Rent” means, collectively, Initial Rent, Basic Rent and Supplemental Rent.

“Replacement Engine” means (a) CFM International Inc. model CFM56-5B4 engines or (b) an improved engine of the same manufacturer, which, in the case of any engine described in clauses (a) or (b) hereof, shall be in compliance with the requirements of Section 7(l) or 9(b) of the Lease.

“Reserve Requirement” means, for any Note, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period in respect of such Note under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement includes any other reserves required to be maintained by such member banks by reason of any Change in Law with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR is to be determined or (ii) any category of extensions of credit or other assets that includes the Notes.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Cuba, Iran, Crimea, North Korea, Sudan, and Syria).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; (e) Switzerland; or (f) any other relevant authority.

“Screen Rate” means, for any Interest Period with respect to any Note, the London Interbank Offered Rate administered by ICE Benchmark Administration Limited (or any other successor person which takes over the administration of that rate) for Dollar deposits for a three-month period (without rounding), which rate is displayed on the relevant Bloomberg page (or such other screen as may replace such Bloomberg page) at or about 11:00 a.m. (London time) on the Quotation Date for such Interest Period. If the agreed page is replaced or service ceases to be available, the Security Trustee may specify another page or service displaying the appropriate rate after consultation with the Purchasers and the Lessee.

[Lease Agreement [VIRGIN/NPA MSN 6965]]

“Secured Parties” means each Purchaser and the Security Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Trustee” means Bank of Utah in its capacity as Security Trustee hereunder, and any successor thereto in such capacity.

“Security Trustee Lien” means any Lien which arises as a result of (A) claims against the Security Trustee not related to its interest in the Aircraft, (B) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Security Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 8 of the Facility Agreement, or (D) claims against the Security Trustee arising out of the transfer by the Security Trustee of all or any portion of its interest in the Aircraft or the Operative Documents other than a transfer of the Aircraft pursuant to Article V of the Mortgage while an Event of Default has occurred and is continuing and prior to the time that the Security Trustee has received all amounts due pursuant to the Mortgage.

“Senior Agent” has the meaning specified in the preamble to the Note Purchase Agreement.

“Senior Applicable Margin” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Senior Discharge Date” means the date on which all Senior Secured Obligations have been fully and indefeasibly discharged in full.

“Senior Note” means each Note issued by the Owner to the Senior Purchasers pursuant to Section 2(a)(i) of the Note Purchase Agreement and any such Senior Note issued in exchange or replacement therefor pursuant to Section 14(d) or 14(e) of the Note Purchase Agreement.

“Senior Purchasers” means New York Life Insurance Company and each successor, permitted assignee or permitted transferee thereof as a Holder of a Senior Note.

“Senior Secured Obligations” means all obligations payable in respect of the Senior Notes under the Note Purchase Agreement.

“Senior Swap Rate” has the meaning specified in Section 1 of the Note Purchase Agreement.

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“Special Default” means a Default under any of Sections 13(a), 13(b), 13(f) and 13(g) of the Lease.

“Special Junior Lender” means a Junior Purchaser that has identified itself as such in the Assignment and Assumption Agreement; and for which the Lessee’s consent has been obtained if and as required under Section 14(c) of the Note Purchase Agreement.

“Specified Jurisdiction” means any of France, Germany, Ireland, Luxembourg, The Netherlands, the United Kingdom or the United States.

“Specified Transferee Jurisdiction” has the meaning specified in Schedule III to the Note Purchase Agreement.

“State of Registration” means the United States or each other country in which the Aircraft is registered from time to time pursuant to Section 7(a) of the Lease.

“Stipulated Insured Amount” means, as of any date of determination, an amount equal to 110% of the aggregate principal amount then outstanding on all Notes.

“Sublease” means any sublease agreement permitted by the terms of Section 7(c) of the Lease.

“Sublessee” means any sublessee under a Sublease.

“Supplemental Rent” means any amount that the Lessee assumes or agrees to pay to the Owner or any other Person under the Lease or any other Operative Document with respect to the Aircraft (excluding Basic Rent for the Aircraft) and (without duplication) any amount payable by the Owner under the terms of the Note Purchase Agreement and the other Operative Documents.

“Swap Break Amount” means, as of any date on which Break Amount may be payable under the Operative Documents in respect of a Junior Note which is a Fixed Rate Note and for any Holder’s related Hedging Transaction, the amount a Swap Counterparty would require in accordance with market practice on the basis of the “Close-out Amount” (as defined in the Swap Form) approach to have paid to such Swap Counterparty on such date by such Holder (such amount to be expressed as a positive number), or the amount such Swap Counterparty would be willing to pay in accordance with market practice on the basis of “Close-out Amount” to such Holder on such date (such amount to be expressed as a negative number), in either case, to terminate such Hedging Transaction on such date with respect to, and to the extent of, such Holder’s then outstanding principal amount of all of the Junior Notes held by such Holder relating to Fixed Rate Notes that are subject to prepayment or purchase (or the entire Commitment), but excluding any unpaid amounts under such Hedging Transaction due to or payable by such Swap Counterparty prior to such date in respect of interest payments received by such Holder); provided that where a Holder has not entered into a Hedging Transaction, such amount shall be calculated on the basis of a deemed fixed-for-floating interest rate swap on market terms that meets the definition of Hedging Transaction for a notional amount equal to the outstanding principal amount of the Junior Notes which are Fixed Rate Notes of such Holder (taking into account any required amortization of such Fixed Rate Notes).

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“Swap Breakage Gain” means, as to any Holder of a Fixed Rate Note, the absolute value of the Swap Break Amount payable to such Holder if the Swap Break Amount is a negative number.

“Swap Breakage Loss” means, as to any Holder, the value of the Swap Break Amount payable by such Holder if the Swap Break Amount is a positive number.

“Swap Counterparty” means, for any Hedging Transaction, a floating rate payor counterparty sourced by the applicable Holder, or in the case of an internal Hedging Transaction, such Holder’s swap or treasury desk. For the avoidance of doubt, neither the Owner nor the Lessee shall be a Swap Counterparty to any Hedging Transaction.

“Swap Effective Date” has the meaning specified in Section 3(b)(ii) of the Note Purchase Agreement.

“Swap Form” means a 2002 Master Agreement of the International Swaps and Derivatives Association in the form published in 2002 (or any comparable form) and supplemented by the 2006 ISDA Definitions (as amended).

“Tax” or “Taxes” is defined in Schedule III to the Note Purchase Agreement.

“Taxing Authority” is defined in Schedule III to the Note Purchase Agreement.

“Term” means the period commencing on the Delivery Date for the Aircraft to and including the Maturity Date of the Senior Notes or such shorter period that may result from earlier termination of the leasing of the Aircraft in accordance with the terms of the Lease.

“Termination Sum” means (i) all expenses incurred by the Purchasers and the Security Trustee, including, without limitation, those incurred in enforcing any right, power or remedy, (ii) the Prepayment Fee, (iii) all accrued and unpaid interest on the Notes, including interest on past due amounts at the Post-Default Rate and PIK Interest and (iv) all outstanding principal of the Notes.

“transacting user entity” is defined in the Regulations for the International Registry.

“Treaty Purchaser” has the meaning specified in Schedule III to the Note Purchase Agreement.

“Trust” means VX 2015 Trust.

“UCC” means the Uniform Commercial Code as in effect in the State of New York as at any date of determination.

“U.S. Air Carrier” means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) of the Federal Aviation Act, and which is a citizen of the United States (as defined in 49 U.S.C. § 40102(a)(15)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

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“Underwriters” means the Purchasers originally party to the Note Purchase Agreement on the date of the Note Purchase Agreement.

“War Risk Insurance” has the meaning assigned to such term in Section 10(b) of the Lease.

“Warranty Bill of Sale” means a full warranty bill of sale in favor of the Owner from the Manufacturer in respect of the Aircraft.

“Wet Lease” means any arrangement whereby the Lessee agrees to furnish the Airframe and associated Engines or engines installed thereon to a third party pursuant to which the Airframe and Engines or engines (i) are operated by pilots who are regular employees of the Lessee, and (ii) such property is maintained by the Lessee.